                                                                     EXHIBIT 2.1




                               PURCHASE AGREEMENT



                                  BY AND AMONG



                       NATIONAL EQUIPMENT SERVICES, INC.,



                       NES EQUIPMENT SERVICES CORPORATION,



                           NES EQUIPMENT RENTAL, L.P.,



                   BRAMBLES EQUIPMENT SERVICES HOLDING, INC.,



                              BRAMBLES CANADA INC.



                                       AND



                              BRAMBLES U.S.A., INC.



                          DATED AS OF DECEMBER 31, 2001

                               TABLE OF CONTENTS
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ARTICLE I      DEFINITIONS                                                     2

     1.1     Definitions                                                       2

     1.2     Other Definitional Provisions .................................   7

             (a)    Accounting Terms .......................................   7

             (b)    Hereof .................................................   7

             (c)    Successor Laws .........................................   7

     1.3     Cross Reference of Other Definitions ..........................   7

ARTICLE II     PURCHASE AND SALE OF ASSETS AND STOCK .......................  10

     2.1     Purchase and Sale of Assets and Companies Stock ...............  10

             (a)    Basic Transaction ......................................  10

             (b)    Payment by the Purchasers ..............................  10

             (c)    Section 338(h)(10) Election ............................  11

             (d)    Delivery of Acquired Assets of BESI ....................  11

             (e)    Delivery of Certificates by Sellers ....................  11

     2.2      Purchase Price Adjustments ...................................  11

             (a)    Post-Closing Adjustment for Net Tangible Assets ........  11

             (b)    Accounts Receivable ....................................  13

     2.3     Distribution of Holdback ......................................  14

     2.4     Closing Transactions ..........................................  14

             (a)    Closing ................................................  15

             (b)    Closing Transactions ...................................  15

ARTILE III     CONDITIONS TO CLOSING .......................................  16

     3.1     Conditions to Each Purchaser's Obligations ....................  16

     3.2     Conditions to Each Seller's Obligations .......................  17

ARTICLE IV     COVENANTS PRIOR TO CLOSING ..................................  18

     4.1     Affirmative Covenants of the Companies and Each Seller ........  18

     4.2     Negative Covenants of the Companies and Each Seller ...........  19

     4.3     Covenants of Purchasers .......................................  20

ARTICLE V      REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES .....  20

     5.1     Organization and Corporate Power ..............................  20
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     5.2    Reserved .....................................................    21

     5.3    Capitalization ...............................................    21

     5.4    Subsidiaries; Investments ....................................    21

     5.5    Absence of Conflicts .........................................    22

     5.6    Financial Statements .........................................    22

     5.7    Absence of Undisclosed Liabilities ...........................    22

     5.8    Absence of Certain Developments ..............................    23

     5.9    Title to Properties ..........................................    24

     5.10   Taxes ........................................................    25

     5.11   Contracts and Commitments ....................................    26

     5.12   Proprietary Rights ...........................................    27

     5.13   Litigation; Proceedings ......................................    28

     5.14   Brokerage ....................................................    29

     5.15   Governmental Licenses and Permits ............................    29

     5.16   Employees ....................................................    29

     5.17   Employee Benefit Plans. ......................................    29

     5.18   Insurance ....................................................    31

     5.19   Officers and Directors; Bank Accounts ........................    31

     5.20   Affiliate Transactions .......................................    31

     5.21   Compliance with Laws .........................................    31

     5.22   Environmental Matters ........................................    31

     5.23   Disclosure ...................................................    32

ARTICLE VI     REPRESENTATIONS AND WARRANTIES CONCERNING THE
               SELLERS AND THE SELLER GUARANTOR ..........................    33

     6.1    Organization and Corporate Power .............................    33

     6.2    Authorization of Transactions ................................    33

     6.3    Absence of Conflicts .........................................    33

     6.4    Brokerage ....................................................    33

     6.5    Companies Stock ..............................................    33

ARTICLE VII    REPRESENTATIONS AND WARRANTIES CONCERNING EACH
               PURCHASER AND THE PURCHASER GUARANTOR .....................    34
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     7.1     Organization and Corporate Power ..............................  34

     7.2     Authorization of Transaction ..................................  34

     7.3     Absence of Conflicts ..........................................  34

     7.4     Brokerage .....................................................  34

     7.5     WTO Investor ..................................................  35

     7.6     Financing .....................................................  35

ARTICLE VIII   TERMINATION .................................................  35

     8.1     Termination ...................................................  35

     8.2     Effect of Termination .........................................  35

ARTICLE IX     INDEMNIFICATION AND RELATED MATTERS .........................  36

     9.1     Survival ......................................................  36

     9.2     Indemnification ...............................................  36

ARTICLE X      ADDITIONAL AGREEMENTS .......................................  41

     10.1    Continuing Assistance .........................................  41

     10.2    Taxes .........................................................  41

     10.3    Press Releases and Announcements ..............................  44

     10.4    Further Transfers .............................................  44

     10.5    Specific Performance ..........................................  44

     10.6    Expenses ......................................................  44

     10.7    Exclusivity ...................................................  44

     10.8    Books and Records .............................................  45

     10.9    Noncompetition, Nonsolicitation and Confidentiality ...........  45

     10.10   Use of Brambles Name ..........................................  47

     10.11   Employee Benefit Matters ......................................  47

     10.12   Retained Matters ..............................................  49

     10.13   Lien Releases; Good Standing ..................................  49

     10.14   Guarantees ....................................................  50

ARTICLE XI     MISCELLANEOUS ...............................................  50

     11.1    Amendment and Waiver ..........................................  50

     11.2    Notices .......................................................  51
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     11.3     Binding Agreement; Assignment ................................  51

     11.4     Severability .................................................  52

     11.5     No Strict Construction .......................................  52

     11.6     Captions .....................................................  52

     11.7     Entire Agreement .............................................  52

     11.8     Counterparts .................................................  52

     11.9     Governing Law ................................................  52

     11.10    Parties in Interest ..........................................  52

     11.11    Schedules ....................................................  52

     11.12    Disclaimer ...................................................  53

     11.13    Guaranty......................................................  53
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                                      -iv-

                               INDEX OF SCHEDULES

BESI Louisiana Assets Schedule
BESI Other Assets Schedule
Schedule of Sellers
Third Party Consent Schedule
Government Consent Schedule
Organization Schedule
Subsidiaries Schedule
Conflicts Schedule
Financial Statements Schedule
Developments Schedule
Real Property Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Proprietary Rights Schedule
Litigation Schedule
Brokerage Schedule
Permits Schedule
Employees Schedule
Benefit Plans Schedule
Insurance Schedule
Officers, Directors and Bank Accounts Schedule
Affiliated Transactions Schedule
Allocation Schedule

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT is made as of December 31, 2001, by and among Brambles Equipment Services Holding, Inc., a Delaware corporation ("BESI
                                                                    ----
Holding"), Brambles U.S.A., Inc., a Delaware corporation (the "Seller
-------                                                        ------
Guarantor"), Brambles Canada Inc., an Ontario corporation ("Brambles Canada,"
---------                                                   ---------------
along with BESI Holding, the "Sellers"), National Equipment Services, Inc., a
                              -------
Delaware corporation (the "Purchaser Guarantor"), NES Equipment Rental, L.P., a
                           -------------------
Delaware limited partnership ("NES Partnership"), and NES Equipment Services
                               ---------------
Corporation, an Illinois corporation ("NES Equipment," along with NES
                                       -------------
Partnership, the "Purchasers"). The Seller Guarantor, the Purchaser Guarantor,
                  ----------
the Sellers and the Purchasers are referred to herein collectively as the "Parties" and individually as a "Party."
 -------                         -----

     WHEREAS, the authorized capital stock of Brambles Equipment Services, Inc., a Delaware corporation ("BESI") consists of 3,000 shares of Common Stock, with a
                         ----
par value of $1.00 per share (the "BESI Stock"), of which 1,000 shares are
                                   ----------
issued and outstanding and no shares are held in treasury;

     WHEREAS, the authorized capital of Brambles Equipment Services Inc., an Ontario corporation ("BESI Canada" along with BESI, the "Companies"; each of the
                      -----------                        ---------
Companies is referred to herein as a "Company") consists of (i) an unlimited
                                      -------
number of common shares designated as Class A Shares of which 200 Shares (the "BESI Canada Stock", along with the BESI Stock, the "Company Stock"), are issued
 -----------------                                   -------------
and outstanding as fully paid and non-assessable shares and (ii) an unlimited number of special shares designated as Class B Shares of which none are issued or outstanding;

     WHEREAS, BESI Holding owns beneficially and of record 100% of the issued and outstanding shares of BESI, and the Seller Guarantor owns beneficially and of record 100% of the issued and outstanding shares of BESI Holding;

     WHEREAS, Brambles Canada owns beneficially and of record 100% of the issued and outstanding shares of the BESI Canada Stock;

     WHEREAS, NES Equipment desires to acquire from the Sellers, and the Sellers desire to sell to NES Equipment, all of the Companies Stock owned by the Sellers (collectively, the "Acquired Stock");
                    --------------

     WHEREAS, NES Equipment desires to acquire the assets of BESI set forth on the "BESI Louisiana Assets Schedule," and BESI desires to sell, transfer and
     ------------------------------
assign all of the assets set forth on the BESI Louisiana Assets Schedule; and

     WHEREAS, NES Partnership desires to acquire the assets of BESI set forth on the "BESI Other Assets Schedule," and BESI desires to sell, transfer and assign
     --------------------------
all of the assets set forth on the BESI Other Assets Schedule.
                                   --------------------------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1   Definitions. For purposes hereof, the following terms, when used
           -----------
herein with initial capital letters, shall have the respective meanings set forth herein:

           "Accounting Conventions" means the accounting assumptions and
            ----------------------
methodologies of the Companies set forth on Exhibit A attached hereto.
                                            ---------

           "Accounts Receivable Amount" means, as of any given date, the net
            --------------------------
accounts and notes receivable of the Companies, determined using consistently applied accounting practices exhibited in the formulation of the Companies' balance sheet dated as of June 30, 2001 and the Accounting Conventions.

           "Acquired Louisiana Assets of BESI" means, as of any given date, all
            ---------------------------------
of the assets set forth on the BESI Louisiana Assets Schedule existing as of the
                               ------------------------------
Closing. For purposes of determining the amount of such Acquired Louisiana Assets of BESI, the Parties shall use consistently applied accounting practices exhibited in the formulation of the Companies' balance sheet dated as of June 30, 2001 and the Accounting Conventions.

           "Acquired Other Assets of BESI" means, as of any given date, all of
            -----------------------------
the assets set forth on the BESI Other Assets Schedule existing as of the
                            --------------------------
Closing. For purposes of determining the amount of such Acquired Other Assets of BESI, the Parties shall use consistently applied accounting practices exhibited in the formulation of the Companies' balance sheet dated as of June 30, 2001 and the Accounting Conventions.

           "Affiliate" of any Person means any other Person controlling,
            ---------
controlled by or under common control with such first Person, where "control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

           "Affiliated Group" means an affiliated group as defined in Section
            ----------------
1504 of the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

           "Agreement" means this Purchase Agreement, including all Exhibits and
            ---------
Schedules hereto, as it may be amended from time to time in accordance with its terms.

           "Assumed Liabilities" means (i) all liabilities of the Companies to
            -------------------
the extent taken into account in determining the Actual Closing Net Tangible Assets Amount, (ii) all obligations of the Companies to perform under operating leases for their rental and sales operations, (iii) all obligations of the Companies relating to their equipment rentals to third parties, (iv) the severance obligations of the Companies incurred on or after the Closing Date whether or not in connection with the consummation of the transactions contemplated under this Agreement or otherwise, (v) any worker's compensation claim to the extent that the event triggering such worker's compensation claim occurs after the Closing, (vi) any capital commitments identified under heading 5.8(n) of the Development Schedule, and (vii) any other obligation of the Companies to perform contracts or agreements in the Ordinary Course of Business, including all of the Companies' leases for real property; provided, however, the Assumed Liabilities shall exclude all Retained
--------  -------
Liabilities and all Pre-Closing Environmental Liabilities.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Environmental Laws" means, to the extent applicable to the
           ------------------
Companies' facilities or operations, all federal, state, local and foreign statutes (to the extent applicable), regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all specific contractual and common law obligations of the Companies addressing pollution or protection of the environment, including relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances.

          "Environmental Liabilities" means, with respect to the Companies' past
           -------------------------
or current assets or the operation of their businesses, any liabilities, losses, damages, penalties, obligations, judgments, liens, costs and expenses that arise in any way from (i) any obligations under or related to Environmental Laws, (ii) the exposure of any Person to any Hazardous Substance, (iii) damage to natural resources, wildlife or the environment, (iv) any Environmental Release or the presence of any Hazardous Substance on, at, in, upon, about to or from the Companies' past or current assets, or (v) the generation, disposal, treatment, recycling, storage or transportation, or the arrangement for treatment, recycling, storage, disposal or transportation of any Hazardous Substance at, in, upon, about, into, to or from any location, or any Environmental Release of any Hazardous Substance.

          "Environmental Release" means any actual or threatened spilling,
           ---------------------
leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, surface water, groundwater, soil, land surface or sub-surface strata, of any Hazardous Substance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Estimated Accounts Receivable Amount" means the Accounts Receivable
           ------------------------------------
Amount as of November 30, 2001.

          "Hazardous Substance" means all hazardous materials, substances or
           -------------------
wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), or radiation.

          "Indebtedness" of any Person means, as of any given date, without
           ------------
duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse;
(c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; (d) inter-company obligations or liabilities, and (e) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

     "Insider" means, any officer, director, employee, shareholder, partner or
      -------
Affiliate, as applicable, of the Companies or any of their respective Affiliates or any immediate family member of such Person (including, without limitation, any Person related by marriage or adoption to any such individual) or any entity in which any such Person owns any beneficial interest.

     "Intangible Assets" means, as of any date, all intangible assets reflected
      -----------------
on the Companies' balance sheet, determined using consistently applied accounting practices exhibited in the formulation of the Companies' balance sheet dated as of June 30, 2001.

     "Knowledge" means, with respect to the Sellers, the actual knowledge of T.
      ---------
Michael Phelan, Diane Geddings and David J. Webster (the "Seller Management"),
                                                          -----------------
and with respect to the Companies, the actual knowledge of the Seller Management, Gerard M. Legtmann, John Haener, Kevin Zwierzchowski and Leonard Gringlas.

     "Licenses" means all permits, licenses, franchises, certificates, approvals
      --------
and other authorizations of foreign, federal, state and local governments or other similar rights.

     "Lien" means any mortgage, pledge, security interest, encumbrance,
      ----
easement, restriction or charge of any kind.

     "Loss" means, with respect to any Person, any diminution in value,
      ----
liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any governmental entity or any department, agency or political subdivision thereof) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss and the investigation, defense or settlement of any of the foregoing; provided, however, that "Loss" shall exclude all consequential, punitive or
--------  -------
special damages.

     "Material Adverse Effect" means, (a) with respect to the Companies, any
      -----------------------
material adverse effect on the assets, financial condition, or operations of the Companies and of their Subsidiaries taken as a whole, provided that for the
                                                      -------- ----
purposes of this Agreement, a "Material Adverse Effect" shall not include (i) changes to the industry or market in general that are not unique to the Companies or any of their Subsidiaries or (ii) conditions resulting from the announcement or disclosure of the transactions contemplated herein, and (b) with respect to any other Person, any material adverse effect on the assets, financial condition or operations of such Person, provided that for purposes of
                                                  -------- ----
this Agreement, a "Material Adverse Effect" shall not include (i) changes to the industry or market in general that are not unique to such Person or any of its Subsidiaries or (ii) conditions resulting from the announcement or disclosure of the transactions contemplated herein.

     "Net Tangible Assets Amount" means, as of any given date, the book value of
      --------------------------
all of the Tangible Assets of the Companies and their Subsidiaries (excluding the Accounts Receivable Amount and the related allowance for doubtful accounts) minus the book value of all of the Assumed Liabilities, determined using consistently applied accounting practices exhibited in the formulation of the Companies' balance sheet dated as of June 30, 2001 and the Accounting Conventions.

     "Ordinary Course of Business" means the ordinary course of the Companies'
      ---------------------------
or their Subsidiaries' business consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

     "Permitted Encumbrances" means (A) statutory liens for current taxes or
      ----------------------
other governmental charges with respect to the Real Property not yet due and payable or the amount or validity of which is being contested in good faith and for which appropriate reserves have been established in accordance with GAAP;
(B) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which could not, individually or in the aggregate, have a Material Adverse Effect; (C) zoning, entitlement, building codes and other land use regulations imposed by governmental agencies having jurisdiction over the Real Property; and (D) covenants, conditions, restrictions, easements and other matters affecting title to the Real Property, whether or not of record, which do not materially impair the current use, occupancy, or value, or the marketability of title, of the Real Property.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

     "Pre-Closing Environmental Liability" means Environmental Liabilities to
      -----------------------------------
the extent resulting from acts or omissions that occurred or conditions that were created on or prior to the Closing.

     "Proprietary Rights" means all of the following in any jurisdiction
      ------------------
throughout the world: (i) patents, patent applications and patent disclosures;
(ii) trademarks, service marks, trade and corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations and applications for any of the foregoing; (v) trade secrets, know-how, technology, business and marketing plans, customer and supplier lists, and Confidential Information; (vi) computer software (including, but not limited to, source code, executable code, data, databases and documentation); and (vii) all other proprietary property, rights and interests.

          "Release" shall have the meaning set forth in CERCLA.
           -------

          "Retained Liabilities" means, as of any given date, all liabilities or
           --------------------
obligations of the Companies existing on or prior to the Closing Date, whether contingent or absolute, known or unknown, direct or indirect, other than the Assumed Liabilities and Pre-Closing Environmental Liabilities, which includes but is not limited to the following: (i) all income Taxes attributable to any taxable period (or portion thereof) ending on or prior to the Closing Date (it being understood that non-income Taxes will be also be deemed Retained Liabilities to the extent such non-income Taxes are not taken into account in determining the Actual Closing Net Tangible Assets Amount), (ii) the Companies' Indebtedness existing on or prior to the Closing Date, (iii) any worker's compensation claim to the extent that the event triggering such worker's compensation claim occurs on or before the Closing, and (iv) all matters set forth on the Litigation Schedule, irrespective of whether any such claim is
             -------------------
insured or uninsured or is accrued for on the Companies' balance sheet as of the Closing Date.

          "Subsidiary" means, with respect to any Person, any corporation a
           ----------
majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls a managing director or general partner of such partnership, association or other business entity.

          "Tangible Assets" means, as of any date, all tangible assets reflected
           ---------------
on the Companies' balance sheet, determined using consistently applied accounting practices exhibited in the formulation of the Companies' unaudited consolidated and consolidating balance sheet dated as of June 30, 2001 and the Accounting Conventions. For purposes of preparing the Draft Balance Sheet and determining the Closing Net Tangible Assets Amount, the Parties shall take into account all of the tangible assets acquired by NES Partnership from BESI upon the closing of the transactions contemplated by this Agreement and all of the tangible assets acquired by NES Equipment from BESI upon the closing of the transactions contemplated by this Agreement.

          "Taxes" means any United States federal, state, local, or foreign
           -----
income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Returns" means returns, declarations, reports, claims for refund,
           -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          "Transaction Documents" means this Agreement, and all other
           ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

          "Treasury Regulations" means the United States Treasury Regulations
           --------------------
promulgated pursuant to the Code.

    1.2   Other Definitional Provisions.
          -----------------------------

          (a)   Accounting Terms. Accounting terms which are not otherwise
                ----------------
defined in this Agreement have the meanings given to them under generally accepted accounting principles, consistently applied ("GAAP"). To the extent
                                                       ----
that the definition of an accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

          (b)   "Hereof," etc. The terms "hereof," "herein" and "hereunder" and
                 ------------
terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

          (c)   Successor Laws. Any reference to any particular Code section or
                --------------
any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

    1.3   Cross Reference of Other Definitions. Each capitalized term listed
          ------------------------------------
below is defined in the corresponding Section of this Agreement:

Term                                         Section
----                                         -------
Accounts Receivable Amount Overage           2.2(a)(iii)
Accounts Receivable Amount Shortfall         2.2(a)(iii)
Accounts Receivable Coordinator              2.2(b)(ii)
Acquired Stock                               Recitals
Acquisition Proposal                         10.8
Actual Accounts Receivable Amount            2.2(a)(i)
Actual Closing Net Tangible Assets Amount    2.2(a)(i)
Allocation                                   10.2(a)(iv)
Applicable Limitation Date                   9.1

Term                                         Section
----                                         -------
Basket                                       9.2(b)(iii)
Benefit Plans                                5.17(a)
BESI                                         Preface
BESI Canada                                  Preface
BESI Canada Stock                            Recitals
BESI Guarantee                               10.14
BESI Stock                                   Recitals
Brambles Canada                              Preface
Brambles USA                                 Preface
Cap                                          9.2(b)(ii)
Cash Portion                                 2.1(b)
Cleanup Claim                                9.2(g)
Cleanup Indemnitee                           9.2(g)(i)
Cleanup Indemnitor                           9.2(g)(i)
Closing                                      2.4(a)
Closing Accounts Receivable Amount           2.2(a)(i)
Closing Audit                                2.2(a)(i)
Closing Date                                 2.4(a)
Closing Net Tangible Assets Amount           2.2(a)(i)
Closing Transactions                         2.4(b)
COBRA                                        5.17(a)
Collection Actions                           2.2(b)(i)
Companies                                    Recitals
Companies Proprietary Rights                 5.12(b)
Companies Stock                              Recitals
Confidential Information                     10.9(c)
Coverage Date                                10.11
Draft Balance Sheet                          2.2(a)(i)
Environmental Cleanup Activities             9.2(g)(vi)
Exclusivity Period                           10.8
Financial Statements                         5.6(a)
Firm                                         2.2(a)(i)
Holdback                                     2.1(b)
HSR Act                                      3.1(d)
Indemnified Party                            9.2(e)
Indemnifying Party                           9.2(e)
Latest Balance Sheet                         5.6(a)
Leased Properties                            5.9(b)
Marks                                        10.10
Merger Transaction                           2.1
NES Equipment                                Preface
NES Partnership                              Preface
Net Tangible Assets Amount Overage           2.2(a)(ii)
Net Tangible Assets Amount Shortfall         2.2(a)(ii)
Noncompete Period                            10.9(a)

Term                                   Section
----                                   -------
Noncompeting Parties                   10.9(a)
Objection Notice                       2.2(a)(i)
Owned Real Property                    5.9(a)
Parties                                Preface
Pending Claim                          2.3
Principal Management                   9.2(g)(ii)
Purchase Price                         2.1(b)
Purchasers                             Preface
Purchaser Parties                      9.2(a)
Purchasers' Plans                      10.11
Real Property                          5.9(b)
Remaining Holdback                     2.3
Retained Matters                       10.12
Retained Receivables                   2.2(b)(i)
Section 338(h)(10) Election            10.2(a)(i)
Seller Parties                         9.2(c)
Seller Management                      1.1
Sellers                                Preface
Sellers' 401(k) Plan                   10.11
Spin Offs                              2.1(a)
Subsidiary Stock                       5.4
Third Party Accountant                 10.2(a)(iv)
Title Insurer                          3.1(n)
Title Policies                         3.1(n)
Transfer Taxes                         10.2(a)(ii)
Transaction Expenses                   10.7
WARN Act                               5.16
Updated Balance Sheet                  5.6(a)

                                   ARTICLE II

                      PURCHASE AND SALE OF ASSETS AND STOCK
                      -------------------------------------

    2.1   Purchase and Sale of Assets and Companies Stock.
          -----------------------------------------------

          (a)   Basic Transaction. On the basis of the representations,
                -----------------
warranties, covenants and agreements herein, and subject to the satisfaction or waiver of the conditions set forth herein and the terms hereof, at the Closing,
(i) prior to NES Partnership's purchase of the Acquired Other Assets of BESI described in clause (ii) below and prior to NES Equipment's purchase of the Companies Stock described in clause (iii) below, BESI Holding shall cause BESI to sell, assign, transfer and deliver to NES Equipment, and NES Equipment shall purchase, acquire and assume all of the Acquired Louisiana Assets of BESI, free and clear of any Liens (other than Permitted Encumbrances), (ii) prior to the purchase of the Companies Stock described in clause (iii) below (but immediately following the purchase described in clause (i) above), BESI Holding shall cause BESI to sell, assign, transfer and deliver to NES Partnership, and NES Partnership shall purchase, acquire and assume, all of the Acquired Other Assets of

BESI, free and clear of any Liens (other than Permitted Encumbrances), and (iii) NES Equipment (or its affiliated designee) shall purchase from the Sellers, and the Sellers shall sell and transfer to NES Equipment, all of the Companies Stock owned by the Sellers, free and clear of any Liens (other than Permitted Encumbrances). At or prior to the Closing, the Sellers shall pay off all of the Companies' Indebtedness other than Assumed Liabilities in immediately available funds. As of the Closing Date, the Sellers shall have caused all of the former Subsidiaries of BESI identified on the "Subsidiaries Schedule" with an asterisk
                                        ---------------------
to be merged, with and into BESI, with BESI being the surviving corporation of such merger transactions (the "Merger Transaction"), and the Sellers shall have
                               ------------------
caused all of the capital stock of the former Subsidiaries of BESI identified on the Subsidiaries Schedule with two asterisks, to be distributed to BESI Holding
    ---------------------
(the "Spin Offs").
      ---------

          (b)   Payment by the Purchasers. The aggregate purchase price (as
                -------------------------
adjusted, the "Purchase Price") to be paid to the Sellers for the Acquired
               --------------
Louisiana Assets of BESI, the Acquired Other Assets of BESI and the Acquired Stock is $143,000,000 (subject to any adjustment made pursuant to Section 2.2
                                                                  -----------
and Article IX) which shall be paid as provided below. On the Closing Date,
    ----------
Purchasers shall deliver an amount equal to $140,000,000 minus the Estimated
                                                         -----
Accounts Receivable Amount (the "Cash Portion") in cash in accordance with the
                                 ------------
Schedule of Sellers by wire transfer of immediately available funds, and the
-------------------
Purchasers shall maintain in an interest-bearing (calculated at the money market rate listed by American National Bank from time to time) book entry account of the Purchasers an amount equal to $3,000,000 (the "Holdback"); provided,
                                                   --------    --------
however, if the Sellers, in their reasonable discretion, determine that the
-------
Holdback is or may be subject to a Lien by any third party then, upon receipt of written notice from the Sellers to such effect, the Purchasers shall deposit the Holdback into an escrow account established by a mutually acceptable escrow agent pursuant to the terms of a mutually acceptable escrow agreement (with terms consistent with this Agreement and the other Transaction Documents). The Holdback shall be available as a non-exclusive remedy for the Purchasers to satisfy any amounts owing to the Purchasers pursuant to Section 2.2 and/or
                                                        -----------
Section 9.2. The Cash Portion is subject to adjustment pursuant to Section 2.2.
-----------                                                        -----------

          (c)   Section 338(h)(10) Election. Within the time prescribed for
                ---------------------------
making such filing under Section 338 of the Code and the Treasury Regulations promulgated thereunder (or any comparable provisions of state, local or foreign law), Seller Guarantor and the Purchasers will make the Section 338(h)(10) Election described in Section 10.2(a)(i) hereof.

          (d)   Delivery of Acquired Assets of BESI. At the Closing, BESI
                -----------------------------------
Holding shall cause BESI to execute, acknowledge and deliver to Purchasers such instruments of sale, transfer, conveyance and assignment as the Purchasers reasonably may request, and Purchasers will execute, acknowledge and deliver to the Sellers such instruments of assumption as the Sellers may reasonably request.

          (e)   Delivery of Certificates by Sellers. At the Closing, each Seller
                -----------------------------------
will deliver to NES Equipment, free and clear of any Liens, one or more certificates representing the Companies Stock being sold by such Seller hereunder, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps.

2.2  Purchase Price Adjustments.
     --------------------------

     (a) Post-Closing Adjustment for Net Tangible Assets.
         -----------------------------------------------

     (i) Within 90 days after the Closing Date, the Purchasers and their auditors will conduct an audit (the "Closing Audit") of the Companies as of the
                                     -------------
Closing Date in accordance with generally accepted auditing standards, consistently applied, as modified by the Accounting Conventions, and will prepare and deliver to the Sellers a computation (the "Draft Balance Sheet") of
                                                       -------------------
the Net Tangible Assets Amount as of the Closing Date (the "Closing Net Tangible
                                                            --------------------
Assets Amount") and the Accounts Receivable Amount as of the Closing Date (the
-------------
"Closing Accounts Receivable Amount"). The Draft Balance Sheet shall indicate
 ----------------------------------
the portion of the Closing Net Tangible Assets Amount attributable to the Companies (and take into account (without duplication) the Acquired Louisiana Assets of BESI and the Acquired Other Assets of BESI) and shall indicate the Closing Accounts Receivable Amount. The Purchasers and their auditors will make available to the Sellers and their auditors all records and work papers used in preparing the Draft Balance Sheet. If the Sellers disagree with the computation of the Closing Net Tangible Assets Amount or the Closing Accounts Receivable Amount, the Sellers may, within 30 days after receipt of the Draft Balance Sheet, deliver a notice (an "Objection Notice") to the Purchasers setting forth
                             ----------------
the Sellers' calculation of the Closing Net Tangible Assets Amount and the Closing Accounts Receivable Amount, as the case may be. The Purchasers and the Sellers will use reasonable best efforts to resolve any disagreements as to the computation of the disputed Closing Net Tangible Assets Amount (or if applicable, the Closing Accounts Receivable Amount), but if they do not obtain a final resolution within 30 days after the Purchasers have received the Objection Notice, the Purchasers and the Sellers will, within 20 days of the termination of said 30 day period, jointly retain an independent accounting firm of recognized national standing (the "Firm") to resolve any remaining
                                   ----
disagreements. If the Purchasers and the Sellers are unable to agree on the choice of the Firm, then the Firm will be a "big-five" accounting firm (or a successor) selected by random drawing (after excluding one firm designated by the Purchasers and one firm designated by the Sellers). The Purchasers and the Sellers will direct the Firm to render a determination within 60 days of its retention and the Purchasers, the Sellers and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Balance Sheet set forth in the Objection Notice which the Purchasers and the Sellers are unable to resolve. The Purchasers and the Sellers shall each submit a written statement to the Firm within 30 days after the Firm's engagement, which written statement shall contain such Party's computation of the applicable Closing Net Tangible Assets Amount (or if applicable, the Closing Accounts Receivable Amount) and information, arguments, and support for such Party's position. The Firm shall review such written statements and base its determination solely on them. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. The Firm's determination will be based on the definitions of the Net Tangible Assets Amount and Accounts Receivable Amount included herein. The determination of the Firm will be conclusive and binding upon the Parties. The Purchasers and the Sellers shall equally bear the costs and expenses of the Firm. The Closing Net Tangible Assets Amount as
finally determined pursuant to this Section 2.2(a) is referred to herein as the
                                    --------------
"Actual Closing Net Tangible Assets Amount," and the Closing Accounts Receivable
 -----------------------------------------
Amount as finally determined pursuant to this Section 2.2(a) is referred to
                                              --------------
herein as the "Actual Accounts Receivable Amount."
               ---------------------------------

     (ii) If the Actual Closing Net Tangible Assets Amount is less than $189,555,220, (which such amount has been determined based on the calculation set forth in the Financial Statements Schedule under the heading "Calculation of Net Tangible Assets Amount") the Purchasers shall be entitled to receive from the Holdback the amount of such shortfall (the "Net Tangible Assets Amount
                                                --------------------------
Shortfall"); provided, however, that if the amount then left in the Holdback is
---------    --------  -------
less than the amount of the Net Tangible Assets Amount Shortfall, the Sellers shall pay to the Purchasers, within two (2) business days after the determination of the Actual Closing Net Tangible Assets Amount, the amount by which the Holdback is less than the Net Tangible Assets Amount Shortfall by wire transfer or delivery of other immediately available funds. If the Actual Closing Net Tangible Assets Amount is greater than $189,555,220 (which such amount has been determined based on the calculation set forth in the Financial Statements Schedule under the heading "Calculation of Net Tangible Assets Amount"), the Sellers shall be entitled to receive the amount of such excess (the "Net
                                                                     ---
Tangible Assets Amount Overage"). In such case, the Purchasers shall pay to the
------------------------------
Sellers, within two (2) business days after the determination of the Actual Closing Net Tangible Assets Amount, the Net Tangible Assets Amount Overage by wire transfer or delivery of other immediately available funds. All payments made pursuant to this Section 2.2(a)(ii) shall be an adjustment to the portion
                      ------------------
of the Purchase Price attributed to the Acquired Other Assets of BESI set forth on the Schedule of Sellers.
       -------------------

     (iii) If the Actual Accounts Receivable Amount is less than the Estimated Accounts Receivable Amount, the Purchasers shall be entitled to receive from the Holdback the amount of such shortfall (the "Accounts Receivable Amount
                                            --------------------------
Shortfall"); provided however, that if the amount then left in the Holdback is
---------    -------- -------
less than the amount of the Accounts Receivable Amount Shortfall, the Sellers shall pay to the Purchasers, within two (2) business days after the determination of the Actual Accounts Receivable Amount, the amount by which the Holdback is less than the Accounts Receivable Amount Shortfall by wire transfer or delivery of other immediately available funds. If the Actual Accounts Receivable Amount is greater than the Estimated Accounts Receivable Amount, the Sellers shall be entitled to receive the amount of such excess (the "Accounts
                                                                     --------
Receivable Amount Overage"). In such case, the Purchasers shall pay to the
-------------------------
Sellers, within two (2) business days after the determination of the Actual Accounts Receivable Amount, the Accounts Receivable Amount Overage by wire transfer or delivery of other immediately available funds. All payments made pursuant to this Section 2.2(a)(iii) shall be an adjustment to the portion of
                 -------------------
the Purchase Price attributed to the Acquired Other Assets of BESI set forth on the Schedule of Sellers.
    -------------------

     (b)     Accounts Receivable.
             -------------------

     (i) Subsequent to the Closing Date, the Purchasers shall cause the Companies to use commercially reasonable efforts (applying substantially similar standards as those employed by the Companies prior to the Closing) to collect all of the accounts and notes receivable comprising the Actual Accounts Receivable Amount (the "Retained Receivables"). Such efforts may include retaining a collection agency,
 --------------------
bringing an action or suit for recovery of outstanding amounts and taking similar actions (collectively, the "Collection Actions") as may be reasonably
                                    ------------------
required to collect such Retained Receivables. The Purchasers shall cause the Companies to take such Collection Actions to the extent that such Collection Actions would have been customarily employed by the Companies in the conduct of their business under similar circumstances prior to the Closing. Sellers shall reimburse the Purchasers for all reasonable out-of-pocket expenses incurred by the Companies (or the Purchasers) in connection with any Collection Actions with respect to the Retained Receivables.

     (ii) Purchasers shall, and shall cause the Companies to, reasonably cooperate with the Seller in connection with the collection of the Retained Receivables. Purchasers shall designate one of their collection staff representatives (the "Accounts Receivable Coordinator") to assume responsibility
                      -------------------------------
for collecting the Retained Receivables, communicating with the Sellers with respect to the status of such collection efforts and providing the Sellers or their representatives with reasonable access during normal business hours to reports, records and work papers relating to such collection efforts. On a monthly basis, Sellers shall reimburse the Purchasers for half of the base salary of such Accounts Receivable Coordinator. The Parties agree that the Accounts Receivable Coordinator shall be employed by the Purchasers or their Affiliates and shall have accounts receivable collection responsibilities for both Parties. As may be reasonably requested, the Accounts Receivable Coordinator shall arrange for Sellers' reasonable access to all information (e.g., records or work papers) related to the Retained Receivables and all personnel of the Companies, Purchasers and their respective Affiliates knowledgeable about such Retained Receivables and any related collection efforts. Unless otherwise previously agreed to in writing by the Purchasers, the Sellers shall not contact or communicate, directly or indirectly, with the customers of the Companies with respect to the collection of Retained Receivables.

     (iii) For purposes of determining amounts collected by the Companies (or the Purchasers) with respect to the Retained Receivables, (a) if an account debtor specifies that a payment should be applied to a particular invoice, such payment shall be applied to such invoice, and (b) if an account debtor does not specify to which invoice payment should be applied, such payment shall be applied to the oldest outstanding invoice due from such account debtor.

     (iv) The Retained Receivables shall be paid out in accordance with the following timetable. No Retained Receivables shall be remitted to the Sellers during the 15 day period following the Closing Date. On the first Friday thereafter, the Purchasers shall remit to Sellers, by wire transfer of immediately available funds, an amount equal to the aggregate amount of all Retained Receivables collected following the Closing through the Tuesday immediately preceding such Friday. On each Friday during the subsequent ten week period, the Purchasers shall remit to Sellers, by wire transfer of immediately available funds, an amount equal to the aggregate amount of all Retained Receivables collected through the Tuesday immediately preceding such Friday (without duplication to amounts previously paid by Purchasers to Sellers pursuant this paragraph). Following the three month anniversary of the Closing Date, the Purchasers shall remit to the Sellers on the first Friday of each such month, by wire transfer of immediately available funds, an amount equal to the aggregate amount of all Retained Receivables collected through the Tuesday immediately preceding such Friday (without duplication to amounts previously paid by Purchasers to Sellers pursuant this paragraph).

          (v) Sellers shall promptly remit to the Purchasers any accounts receivables of the Companies received in error by them following the Closing to the extent such amounts are not part of the Retained Receivables (and to the extent such amounts are part of the Retained Receivables, Sellers shall promptly notify the Accounts Receivable Coordinator of such receipt). The Parties shall reasonably cooperate with one another to ensure customer invoices are directed to the appropriate Party.

          (vi) The Parties acknowledge and agree that the Purchasers shall have no right to set off against the Accounts Receivable Amount any amount owed by the Sellers or their Affiliates to the Purchasers pursuant to this Agreement or any of the other Transaction Documents or otherwise.

     2.3  Distribution of Holdback. On the 150th day after the Closing Date (or
          ------------------------
if later, the second business day after the Actual Closing Net Tangible Assets Amount is finally determined), the Purchasers (or, if applicable, the escrow agent) shall pay to the Sellers an amount equal to the amount of the Holdback (plus interest earned thereon), if any, remaining after (i) all amounts owing to the Purchasers pursuant to Section 2.2 have been satisfied and (ii) all claims
                           -----------
of the Purchasers under Section 9.2 which have theretofore been finally resolved
                        -----------
have been satisfied (the "Remaining Holdback") less any amount for which the
                          ------------------
Purchasers assert any good faith claim (reasonably ascertainable as to the amount thereof), prior to such day, that it is entitled to receive indemnification pursuant to Section 9.2 (each, a "Pending Claim"). As soon as
                            -----------           -------------
practicable following final resolution of all Pending Claims, the Purchasers shall pay to the Sellers an aggregate amount equal to the portion, if any, of the Holdback which remains after payment of the Remaining Holdback and final resolution of all Pending Claims.

     2.4  Closing Transactions.
          --------------------

          (a)   Closing. The closing of the transactions contemplated by this
                -------
Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis,
                -------
200 East Randolph Drive, Chicago, Illinois 60601, commencing at 10:00 a.m. on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) are accomplished or obtained, or at such other place or on such other date as may be mutually agreeable to the Purchasers and the Sellers. The date and time of the Closing are herein referred to as the "Closing Date."
 ------------

          (b)   Closing Transactions. Subject to the conditions set forth in
                --------------------
this Agreement, the Parties shall consummate the following 0transactions (the "Closing Transactions") on the Closing Date:
 --------------------

         (i) BESI Holding shall cause BESI to deliver to NES Equipment such bills of sale and instruments of transfer, assignment, conveyance and delivery, special warranty deeds, warranty assignments of leases, equipment and vehicle titles, transfer tax declarations and all other instruments of conveyance which are necessary and desirable to effect transfer of the Acquired Louisiana Assets of BESI, free and clear of all Liens (other than Permitted Encumbrances), to NES Equipment;

         (ii) BESI Holding shall cause BESI to deliver to NES Partnership such bills of sale and instruments of transfer, assignment, conveyance and delivery, special warranty deeds, warranty assignments of leases, equipment and vehicle titles, transfer tax declarations and all other instruments of conveyance which are necessary and desirable to effect transfer of the Acquired Other Assets of BESI, free and clear of all Liens (other than Permitted Encumbrances), to NES Partnership;

         (iii) immediately following the assignment of the Acquired Other Assets of BESI, the Sellers shall deliver to NES Equipment (or its designee) certificates representing the Acquired Stock owned by such Sellers, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto;

         (iv) the Purchasers shall deliver to the Sellers the Cash Portion in immediately available funds;

         (v) to the extent any of the Companies have any Indebtedness as of the Closing, the Sellers shall pay-off all such Indebtedness other than Assumed Liabilities in immediately available funds, and the Sellers shall provide the Purchasers with appropriate pay-off letters and Lien releases with respect to such Indebtedness;

         (vi) the Sellers and the Purchasers, as applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article III; and -----------

         (vii) subject to the Canadian Inter-company Agreement to be executed on the Closing Date, all inter-company Indebtedness between the Companies and the Sellers (or any Affiliates of the Sellers) shall be cancelled (regardless of whether the Companies are obligors or obligees on such Indebtedness).

                                  ARTICLE III

                              CONDITIONS TO CLOSING
                              ---------------------

     3.1 Conditions to Each Purchaser's Obligations. The obligation of each
         ------------------------------------------
Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

         (a)   the representations and warranties set forth in Article V and
                                                               ---------
Article VI hereof shall be true and correct in all material respects at and as
----------
of the Closing Date as though
then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

          (b) each of and the Sellers shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by each of them under this Agreement on or prior to the Closing;

          (c)   all of the consents identified on the "Government Consents
                                                       -------------------
Schedule" shall have been duly made and obtained on terms reasonably
--------
satisfactory to the Purchasers, and the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")
                                                                       -------
shall have expired or been terminated;

          (d) no court or other governmental authority shall have issued, enacted or promulgated an order, decree, injunction, statute, rule or regulation which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby and no suit or other proceeding shall have been instituted seeking the same;

          (e) except as otherwise specified in writing by the Purchasers to the Sellers, all of the Companies' directors and officers shall have resigned and such resignations shall be effective as of the Closing Date (it being understood, that at the time of the Closing, BESI will no longer have any Subsidiaries on account of the Merger Transactions);

          (f) the Purchasers shall have received an opinion, dated as of the Closing Date, of Mayer, Brown & Platt, counsel to the Sellers and the Seller Guarantor, substantially in the form of Exhibit B attached hereto;
                                        ---------

          (g) BESI shall have executed such instruments of transfer, assignment and conveyance as are necessary and appropriate to effectuate the assignment of (i) the Acquired Louisiana Assets of BESI to NES Equipment and
(ii) the Acquired Other Assets of BESI to NES Partnership;

          (h) Since the date hereof, there shall have been no Material Adverse Effect;

          (i) on or prior to the Closing Date, the Sellers shall have delivered to Purchasers all of the following:

          (i) a certificate executed by an executive officer of each Seller in a form reasonably satisfactory to the Purchasers, dated as of the Closing Date, stating that the preconditions specified in Sections 3.1(a) through
                                                       ---------------
     (b) have been satisfied;
     ---

          (ii) copies of all third party and governmental consents, approvals, filings, releases and terminations obtained in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the board resolutions of the Sellers approving the transactions contemplated by this Agreement;

          (iv) (A) with respect to BESI, certificates of the secretary of state of the jurisdiction of incorporation (or organization) of BESI and the jurisdiction where BESI is required to qualify to do business providing that BESI is in good standing in such jurisdiction (it being understood, that at the time of the Closing, BESI will no longer have any Subsidiaries on account of the Merger Transactions) and (B) with respect to BESI Canada, certificates of the director of the Companies Branch of the Ministry of Consumer and Business Services, Province of Canada;

          (v) copies of all documentation pertaining to the Merger Transactions, including any certificates of ownership and merger or related filings filed with any applicable secretary of state; and

          (vi) copies of the resignations described in Section 3.1(e).
                                                       --------------

Any condition specified in this Section 3.1 may be waived by the Purchasers;
                                -----------
provided that no such waiver shall be effective unless it is set forth in a
-------- ----
writing executed by the Purchasers.

     3.2  Conditions to Each Seller's  Obligations. The obligation of each
          ----------------------------------------
Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

          (a)  the representations and warranties set forth in Article VII shall
                                                               -----------
be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

          (b) the Purchasers shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by them under this Agreement on or prior to the Closing;

          (c) all governmental filings, authorizations and approvals set forth on the Government Consents Schedule shall have been duly made and obtained on
       ----------------------------
terms reasonably satisfactory to the Purchasers, and the waiting periods, if any, under the HSR Act shall have expired or been terminated;

          (d) no court or other governmental authority shall have issued, enacted or promulgated an order, decree, injunction, statute, rule or regulation which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby and no suit or other proceeding shall have been instituted seeking the same;

          (e) the Sellers shall have received an opinion, dated as of the Closing Date, of Kirkland & Ellis, counsel to the Purchaser and the Purchaser Guarantor, substantially in the form of Exhibit C attached hereto;
                                        ---------

          (f) on or prior to the Closing Date, the Purchasers shall have delivered to the Sellers all of the following:

          (i) a certificate executed by an executive officer of each Purchaser in a form reasonably satisfactory to the Sellers, dated as of the Closing Date, stating that the preconditions specified in Sections 3.2(a) through
                                                       ---------------
     (b), inclusive, have been satisfied;
     ---

          (ii) certified copies of the board (or other applicable governing body) resolutions of the Purchasers approving the transactions contemplated by this Agreement;

          (iii) a copy of the consent of the Purchasers' senior lenders to consummate the transactions contemplated under this Agreement; and

          (iv) such other documents or instruments as the Sellers may reasonably request to effect the transactions contemplated hereby.

Any condition specified in this Section 3.2 may be waived by the Sellers;
                                -----------
provided that no such waiver shall be effective unless it is set forth in a
-------- ----
writing executed by the Sellers.

                                   ARTICLE IV

                           COVENANTS PRIOR TO CLOSING
                           --------------------------

     4.1  Affirmative Covenants of the Companies and Each Seller. Prior to the
          ------------------------------------------------------
Closing, unless the Purchasers otherwise agree in writing (which shall not be unreasonably withheld), each Seller shall cause the Companies and their Subsidiaries to, and in the case of Sections 4.1(f), (g) and (h) each Seller
                                    ---------------  ---     ---
also shall:

          (a) conduct its business and operations only in the Ordinary Course of Business;

          (b) keep in full force and effect its corporate existence and all rights, franchises and Proprietary Rights relating or pertaining to its business and use commercially reasonable efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) maintain the books, accounts and records of the Companies and each of their Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements;

          (d) pay all accounts payable, purchase inventory, and collect all accounts receivable only in the Ordinary Course of Business;

          (e) as soon as reasonably practicable (once any Seller obtains Knowledge thereof) inform the Purchasers in writing of any material variances from the representations and warranties contained in Article V or Article VI
                                                     ---------    ----------
hereof or any breach of any covenant hereunder by the Sellers;

          (f) cooperate with the Purchasers and use its commercially reasonable efforts to cause the conditions to the Purchasers' obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the seeking of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations); and

          (g) cooperate with the Purchasers in the Purchasers' investigation of the business and properties of the Companies and their Subsidiaries, to permit the Purchasers and their employees, agents, accounting, legal and other authorized representatives to (i) have reasonable access to the premises, books and records of the Companies and their Subsidiaries at reasonable hours, (ii) visit and inspect any of the properties of the Companies and their Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Companies and their Subsidiaries with the respective directors, officers, partners, key employees, key sales representatives, key customers and independent accountants of the Companies and their Subsidiaries.

     4.2  Negative Covenants of the Companies and Each Seller. Prior to the
          ---------------------------------------------------
Closing, unless the Purchasers otherwise agree in writing (which shall not be unreasonably withheld), each Seller shall cause the Companies and each of their Subsidiaries to not:

          (a) make any loans to any Insider, enter into any transaction with any Insider or make or grant any increase in any employee's, officer's, director's or partner's compensation or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of the Companies or any of their Subsidiaries other than in the Ordinary Course of Business;

          (b) establish or, except in accordance with past practice or as required by law, contribute to any pension, retirement, profit sharing or stock bonus plan or multiemployer plan covering the employees of the Companies or any of their Subsidiaries;

          (c) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business and at arm's length with unaffiliated Persons;

          (d) declare, pay, make or otherwise effectuate any dividends, distributions, redemptions, equity repurchases or other transactions involving the Companies' or any of their Subsidiaries' capital stock or equity interests other than the Merger Transactions or the Spin Offs;

          (e) sell, transfer, contribute, distribute, or otherwise dispose of any Companies Stock, securities or assets of the Companies or any of their Subsidiaries to any Person other than (i) in the Ordinary Course of Business,
(ii) the Merger Transactions or (iii) the Spin Offs;

          (f) incur any indebtedness for borrowed money other than indebtedness necessary to finance the Companies' or their Subsidiaries' working capital needs or other indebtedness incurred in the Ordinary Course of Business;

          (g) make any commitments for capital expenditures in excess of $250,000; or

          (h) agree to do any of the foregoing, or negotiate or have any discussions with any Person with respect to any of the foregoing, other than in the Ordinary Course of Business.

     4.3  Covenants of Purchasers.  Prior to the Closing, each Purchaser shall:
          -----------------------

          (a) promptly (once it obtains knowledge thereof) inform the Sellers in writing of any material variances from the representations and warranties contained in Article VII or any breach of any covenant hereunder by any
             -----------
Purchaser; and

          (b) cooperate with the Sellers and use commercially reasonable efforts to cause the conditions to each Seller's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the seeking of all third party and governmental filings, authorizations, approvals, consents, releases and terminations).

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES
             -------------------------------------------------------

          As a material inducement to Purchasers to enter into this Agreement, each of the Sellers and the Seller Guarantor hereby jointly and severally represents and warrants that:

     5.1  Organization and Corporate Power. Each of the Companies and their
          --------------------------------
respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation (or organization) and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to be so qualified would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The jurisdictions of incorporation (or organization) of the Companies and their respective Subsidiaries and the jurisdictions in which such companies are qualified to do business are set forth on the "Organization
                                                             ------------
Schedule" attached hereto. Each of the Companies and their respective
--------
Subsidiaries has full power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted. Correct and complete copies of the Companies' and their Subsidiaries' certificates of incorporation, by-laws and/or other organization documents have been made available to the Purchasers, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Neither the Companies nor their Subsidiaries are in default under or in violation of any provision of its certificates of incorporation, by-laws or other organization documents.

     5.2  Reserved.
          --------

     5.3  Capitalization. The authorized capital stock of BESI consists of 3,000
          --------------
shares of Common Stock, with a par value of $1.00 per share of which 1,000 shares are issued and outstanding and no shares are held in treasury, and the authorized capital stock of BESI Canada consists of (a) an unlimited number of common shares designated as Class A Shares of which 200 Shares are issued and outstanding as fully paid and non-assessable shares and (b) an unlimited number of special shares designated as Class B Shares of which none are issued or outstanding. All of the issued and outstanding shares of Companies Stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record and beneficially by the Sellers in the amounts set forth on the Schedule of Sellers and are not subject to, nor were
                         -------------------
they issued in violation of, any preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Sellers as set forth on the Schedule of Sellers free and clear of all Liens. There are no outstanding
       -------------------
or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which either of the Companies is a party or which are binding upon the Companies providing for the issuance, disposition or acquisition of any of the Companies Stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Companies. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the Companies Stock. The Companies are not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

     5.4 Subsidiaries; Investments. Except as set forth on the "Subsidiaries
         -------------------------                              ------------
Schedule" attached hereto, neither of the Companies own or hold any shares of
--------
stock or any other security or interest in any other Person or any rights to acquire any such stock or other security or interest. All of the authorized, issued and outstanding shares of capital stock of each of the Companies' Subsidiaries (the "Subsidiary Stock") and the class and par value of such
                   ----------------
Subsidiary Stock are set forth on the Subsidiaries Schedule. All of the issued
                                      ---------------------
and outstanding shares of Subsidiary Stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record and beneficially by the Persons and in the amounts set forth on the Subsidiaries
                                                                ------------
Schedule and are not subject to, nor were they issued in violation of, any
--------
preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Persons as set forth on the Subsidiaries Schedule
                                                           ---------------------
free and clear of all Liens. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which either of the Companies or any of their Subsidiaries is a party or which are binding upon either of the Companies or any of their Subsidiaries providing for the issuance, disposition or acquisition of any capital stock of any of the Companies' Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any of the Companies' Subsidiaries. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of any Subsidiary Stock. Neither of the Companies nor any of their Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Subsidiary Stock.

     5.5 Absence of Conflicts. Except as set forth on the "Conflicts Schedule"
         --------------------                              ------------------
attached hereto, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Companies and the Sellers (and the completion of the Merger Transactions and the Spin Offs) do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock or the assets of the Companies or any of their Subsidiaries, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the certificates of incorporation (or organization) or by-laws of the Companies or the Companies' Subsidiaries or, except as is not likely to cause, individually or in the aggregate, a Material Adverse Effect, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Companies or the Companies' Subsidiaries is bound or affected, or, except as is not likely to cause, individually or in the aggregate, a Material Adverse Effect, any law, statute, rule or regulation to which the Companies or the Companies' Subsidiaries is subject or any judgment, order or decree to which the Companies or the Companies' Subsidiaries is subject.

     5.6 Financial Statements. Attached hereto as the "Financial Statements
         --------------------                          --------------------
Schedule" are copies of: (i) the Companies' unaudited consolidated and
--------
consolidating balance sheet as of June 30, 2001 (the "Latest Balance Sheet"),
                                                      --------------------
and the related statements of income and cash flows for the twelve-month period then ended, (ii) the Companies' unaudited consolidated balance sheets and statements of income and cash flows for the fiscal years ended as of June 30, 2000 and 1999, and (iii) the Companies' unaudited consolidated and consolidating balance sheet as of October 31, 2001 (the "Updated Balance Sheet"). Each of the
                                           ---------------------
foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is accurate and complete, is consistent with
           --------------------
the Companies' and its Subsidiaries' books and records (which, in turn, are accurate and complete), present fairly the Companies' and their Subsidiaries' financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared using consistently applied accounting principles and the Accounting Conventions, subject in the case of unaudited financial statements to changes resulting from normal year-end adjustments for recurring accruals (which shall not be material individually or in the aggregate) and to the absence of footnote disclosure.

     5.7 Absence of Undisclosed Liabilities. Neither the Companies nor any of
         ----------------------------------
their Subsidiaries has any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (i) obligations under contracts or commitments described on the "Contracts Schedule" attached hereto or under
                              ------------------
contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii) liabilities reflected on the liabilities side of the Latest Balance Sheet, (iii) liabilities of the type reflected on the liabilities side of the Latest Balance Sheet which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement, (iv) liabilities that would not be reasonably likely to have a Material Adverse Effect, (v) the Assumed Liabilities and (vi) Pre-Closing Environmental Liabilities.

     5.8 Absence of Certain Developments. Except as set forth on the
         -------------------------------
"Developments Schedule" attached hereto and except as expressly contemplated by
 ---------------------
this Agreement, since the date of the Latest Balance Sheet, neither the Companies nor any of the Companies' Subsidiaries has:

         (a) suffered any change that has had or could reasonably be expected to have a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss in excess of

$100,000, to its assets, whether or not covered by insurance or suffered any substantial destruction of its books and records;

     (b) redeemed or repurchased, directly or indirectly, any of the Companies Stock or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any of the Companies Stock;

     (c) issued, sold or transferred any Companies Stock, or any securities convertible, exchangeable or exercisable into Companies Stock or other equity securities, or warrants, options or other rights to acquire Companies Stock or any kind of equity interest in the Companies or their Subsidiaries;

     (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

     (e) subjected any portion of its properties or assets to any Lien;

     (f) sold, leased, assigned or transferred (including, without limitation, transfers to any Seller or any Insider) a portion of its tangible assets, except for sales of inventory in the Ordinary Course of Business, or canceled without fair consideration any material debts or claims owing to or held by it;

     (g) sold, assigned, licensed or transferred (including, without limitation, transfers to any Seller or any Insider) any Proprietary Rights owned by, issued to or licensed to the Companies or any of the Companies' Subsidiaries or disclosed any Confidential Information (other than pursuant to agreements requiring the disclosure to maintain the confidentiality of and preserving all rights of the Companies and the Companies' Subsidiaries in such Confidential Information) or received any Confidential Information of any third party in violation of any obligation of confidentiality;

     (h) suffered any extraordinary losses or waived any rights of material value;

     (i) incurred any indebtedness for borrowed money (other than indebtedness to finance its working capital needs and intercompany indebtedness);

     (j) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

     (k) other than in the Ordinary Course of Business or as required by law or by the terms of any collective bargaining agreement, made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

     (l) made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (m) incurred inter-company charges or conducted its cash management customs and practices other than in the Ordinary Course of Business (including, without limitation, with respect to collection of accounts receivable, purchases of inventory and supplies, repairs and maintenance, and payment of accounts payable and accrued expenses);

          (n) made any capital expenditures or commitments for capital expenditures in excess of $250,000 in the aggregate;

          (o) made any loans or advances to, or guarantees for the benefit of, any Persons;

          (p) changed (or authorized any change) in its certificates of incorporation (or organization) or by-laws; or

          (q)  agreed or committed to do any of the foregoing.

     5.9  Title to Properties.
          -------------------

          (a)  The "Real Property Schedule" attached hereto sets forth a list of
                    ----------------------
all owned real property (collectively, the "Owned Real Property") presently used
                                            -------------------
by the Companies and their Subsidiaries in the operation of the Companies' business. With respect to each such parcel of Owned Real Property: (i) such parcel is free and clear of all Liens, except Permitted Encumbrances; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written, or to the Knowledge of the Companies and the Sellers, oral, granting to any Person the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding rights of first refusal to purchase such parcel, or any portion thereof or interest therein.

          (b)  The leases and subleases described on the Real Property Schedule
                                                         ----------------------
attached hereto (the "Leased Properties," and together with the Owned Real
                      -----------------
Property, referred to herein as the "Real Property") constitute all of the
                                     -------------
leases and subleases under which the Companies or any of their Subsidiaries hold leasehold or subleasehold interests in real property. The real property leases and subleases described on the Real Property Schedule are effect and have not
                               ----------------------
been modified (except to the extent disclosed in the documents delivered to the Purchasers), and either one of the Companies or one or more of their Subsidiaries holds a leasehold interest under such leases or subleases to which it is a party for the term set forth on the Real Property Schedule. The Sellers
                                            ----------------------
have caused the Companies to deliver to the Purchasers complete and accurate copies of each of the leases or subleases described on the Real Property
                                                           -------------
Schedule. With respect to each lease and sublease listed on the Real Property
--------                                                        -------------
Schedule:
--------

          (i) the lease or sublease shall continue to be in effect on identical terms immediately following the Closing;

          (ii) neither of the Companies nor any of their Subsidiaries has received notice that it is in breach or default, and to the Knowledge of the Companies and the Sellers, no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

          (iii) no party to the lease or sublease has repudiated any provision thereof, and to the Knowledge of the Companies and the Sellers, there are no disputes or forbearance programs in effect as to the lease or sublease;

          (iv) other than Permitted Encumbrances, neither of the Companies nor any of their Subsidiaries has assigned, transferred, conveyed, mortgaged deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (v) to the Knowledge of the Companies and the Sellers, all buildings, improvements or other property leased or subleased thereunder have received all approvals of governmental authorities required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

          (c)    The real property described on the Real Property Schedule
                                                    ----------------------
constitutes all of the real property used or occupied by the Companies or any of their Subsidiaries.

          (d)    Except as set forth on the "Assets Schedule" attached hereto,
                                             ---------------
the Companies or one or more of their Subsidiaries owns good and marketable title to, or a valid leasehold interest in, free and clear of all Liens other than Permitted Encumbrances, all of the personal property and assets which are shown on the Latest Balance Sheet or acquired thereafter or located on the Real Property or used by the Companies or any of their Subsidiaries.

          (e) To the Knowledge of the Sellers and the Companies, the buildings, machinery, equipment, personal properties, vehicles, and other tangible assets of the Companies or their Subsidiaries located upon or used in connection with the Real Property are operated in conformity with all applicable laws and regulations, are in good condition and repair, reasonable wear and tear excepted, and are usable in the Ordinary Course of Business. The Companies or one or more of their Subsidiaries owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of the business of the Companies and their Subsidiaries as presently conducted.

     5.10 Taxes. Except as set forth on the "Taxes Schedule" attached hereto,
          -----                              --------------
(i) all Tax Returns of the Companies and each of their Subsidiaries that are required to be filed on or before the Closing Date have been or shall be timely filed prior to the Closing Date, and all such Tax Returns have been prepared in compliance with all applicable laws and regulations and are or shall be (when filed) true, complete and accurate in all material respects, (ii) all Taxes due and payable by or for the Companies or any of their Subsidiaries have been paid or shall be paid by the Companies, such Subsidiaries or the Sellers on or before the Closing Date and all Taxes accrued but not yet due and for which Purchasers are liable pursuant to Section 10.2(b) of this Agreement are shown on the Latest
                       ---------------
Balance Sheet or are set forth on the Taxes Schedule and no Taxes are
                                      --------------
delinquent, (iii) no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Companies or any of their Subsidiaries and neither the Companies nor any Sellers reasonably expects that any such assertion or assessment of Tax liability will be made, (iv) neither the Companies nor any of their Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority, (v) neither the Companies nor any of their Subsidiaries has been a member of an Affiliated Group (other than an Affiliated Group having the Seller Guarantor as its common parent), (vi) no claim has ever been made by a taxing authority in a jurisdiction where the Companies or any of their Subsidiaries does not file Tax Returns that the Companies or such Subsidiaries are or may be subject to Taxes assessed by such jurisdiction, (vii) neither the Companies nor any of their Subsidiaries has any liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision or state, local or foreign Tax law), as a transferee, by contract, or otherwise, (viii) the Companies and each of their Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, (ix) the Purchasers will not be required to deduct and withhold any amount pursuant to Code Section 1445(a) upon the transfer of the Companies Stock to the Purchaser, (x) none of the Companies or their Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement or and has any current or potential contractual obligation to indemnify any other person with respect to Taxes, and (xi) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to any Seller's or any Company's Knowledge, threatened in writing against or with respect to any of the Companies or any of the Companies' Subsidiaries.

     5.11 Contracts and Commitments. (a) Except as specifically contemplated by
          -------------------------
this Agreement and except as set forth on the Contracts Schedule attached
                                              ------------------
hereto, neither of the Companies nor any of their Subsidiaries is a party to or bound by, whether written or oral, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice, whether formal or informal, in all such cases, except as otherwise set forth on the Benefits
                                                                       --------
     Plan Schedule;
     -------------

          (ii) any contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or any severance agreements;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv)   agreements with respect to the lending or investing of funds;

          (v)    license or royalty agreements;

          (vi) guaranty of any obligation, other than endorsements made for collection;

          (vii) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $100,000 annually;

          (viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it (other than (x) as set forth on the Real Property
                                                          -------------
     Schedule, (y) leases of equipment in the Ordinary Course of Business and
     --------
     (z) leases with aggregate annual rent payments of less than $100,000);

          (ix) contract or group of related contracts (other than purchase orders)with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $100,000;

          (x) contract which prohibits it from freely engaging in business anywhere in the world;

          (xi) settlement conciliation or similar agreement imposing any prospective obligations (financial or otherwise) upon the Companies or any of their Subsidiaries; or

          (xii) any agreement or purchase order with a "Big 3" automaker.

          (b)   Except as disclosed on the Contracts Schedule, (i) no contract
                                           ------------------
or commitment required to be disclosed on the Contracts Schedule has, to the
                                              ------------------
Knowledge of the Sellers and the Companies, been breached or canceled by the other party and the Companies, their Subsidiaries and the Sellers have no Knowledge of any anticipated breach by any other party to any contract required to be set forth on the Contracts Schedule, (ii) no customer or supplier has
                       ------------------
indicated in writing or, to the Knowledge of the Companies and the Sellers, orally to the Companies, any of their Subsidiaries or any Seller that it shall stop or materially decrease the rate of business done with the Companies or any of their Subsidiaries or that it desires to renegotiate its contract or current arrangement with the Companies or any of their Subsidiaries, (iii) the Companies and each of their Subsidiaries has performed all the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed on the Contracts Schedule and is not in default under or in breach of
                 ------------------
any contract or commitment required to be disclosed on the Contracts Schedule,
                                                           ------------------
and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder and (iv) neither the Companies nor any of their Subsidiaries has any present expectation or intention of not fully performing any obligation pursuant to any contract required to be set forth on the Contracts Schedule.
                 ------------------

          (c) The Sellers have made available to the Purchasers true and correct copies of all written contracts which are required to be disclosed on the Contracts Schedule, in each case together with all amendments, waivers or
    ------------------
other changes thereto (all of which are disclosed on the Contracts Schedule).
                                                         ------------------
The Contracts Schedule contains an accurate and complete description of all
    ------------------
material terms of all oral contracts required to be set forth thereon.

     5.12 Proprietary Rights.
          ------------------

          (a)   The "Proprietary Rights Schedule" attached hereto sets forth a
                     ---------------------------
complete and correct list of: (i) all patented, registered or applied for Proprietary Rights owned or used by the Companies or any of their Subsidiaries;
(ii) all trade and corporate names, material unregistered trademarks, material unregistered copyrights and Internet domain names owned or used by the Companies or any of their Subsidiaries; (iii) computer software (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) owned or used by the Companies or any of their Subsidiaries; (iv) all licenses or other agreements to which the Companies or any of their Subsidiaries is a party, either as licensee or licensor, for any Proprietary Rights; and (v) any other material Proprietary Rights owned or used by the Companies or any of their Subsidiaries.

           (b)  Except as set forth on the Proprietary Rights Schedule, (i) the
                                          ---------------------------
Companies or one or more of their Subsidiaries owns and possesses without restriction as to use, all right, title and interest in and to each of the Proprietary Rights set forth on the Proprietary Rights Schedule and all other
                                    ---------------------------
Proprietary Rights necessary for the operation of the Companies' and each of their Subsidiaries' businesses as currently conducted (collectively, the "Companies Proprietary Rights"), free and clear of any Liens; (ii) to the
 ----------------------------
Knowledge of the Companies and the Sellers, neither the Companies nor any of their Subsidiaries has, infringed, misappropriated or otherwise conflicted with, and the operation of the Companies' and their Subsidiaries businesses as currently conducted will not infringe, misappropriate or otherwise conflict with any Proprietary Right of any third party; (iii) to the Knowledge of the Companies and the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Companies Proprietary Rights and (iv) to the Knowledge of the Companies and the Sellers, all of the Companies Proprietary Rights are valid and enforceable and none of the Companies Proprietary Rights has been misused, no claim by any third party contesting the validity, enforceability, use or ownership of any of the Companies Proprietary Rights has been made, is currently outstanding or is threatened, and there are no grounds for the foregoing.

           (c) To the Knowledge of the Sellers and the Companies, the transactions contemplated by this Agreement shall have no adverse effect on the Companies' or any of their Subsidiaries' right, title and interest in and to any of the Companies Proprietary Rights. The Companies and each of their Subsidiaries have taken all necessary and desirable actions to maintain and protect the Companies Proprietary Rights and shall continue to maintain and protect those rights prior to the Closing so as to not adversely affect the validity or enforcement of the Companies Proprietary Rights.

     5.13  Litigation; Proceedings. Except as set forth on the "Litigation
           -----------------------                              ----------
Schedule" attached hereto, there are no actions, suits, proceedings, labor
--------
grievances, arbitrations, orders, judgments, decrees or investigations pending or, to the Knowledge of the Sellers and the Companies, threatened against or affecting the Companies or any of their Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Knowledge of the Sellers and the Companies, there is no basis for any of the foregoing. Neither the Companies nor any of their Subsidiaries is subject to any outstanding order, judgment or decree issued by any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

     5.14  Brokerage. Except as set forth on the "Brokerage Schedule" attached
           ---------                              ------------------
hereto, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Companies, the Companies' Subsidiaries or the Sellers.

     5.15  Governmental Licenses and Permits. The "Permits Schedule" attached
           ---------------------------------       ----------------
hereto contains a complete listing of all material Licenses owned or possessed by the Companies or any of their Subsidiaries or used by the Companies or any of their Subsidiaries in the conduct of their respective businesses. Except as indicated on the Permits Schedule, the
                                                  ----------------
Companies and their Subsidiaries own or possess all right, title and interest in and to all Licenses which are necessary to conduct their businesses as presently conducted and as proposed to be conducted and shall use reasonable efforts to maintain all such Licenses. No loss or expiration of any material License is pending or, to the Knowledge of the Sellers and the Companies, threatened or reasonably foreseeable (including, without limitation, as a result of the transactions contemplated hereby) other than expiration in accordance with the terms thereof.

     5.16 Employees. Except as set forth on the "Employees Schedule" attached
          ---------                              ------------------
hereto, to the Knowledge of the Sellers and the Companies, no key executive employee, group of employees or independent contractors of the Companies or their Subsidiaries has any plans to terminate his, her or its employment or, as applicable, relationship as an independent contractor with the Companies or their Subsidiaries. The Companies and their Subsidiaries have complied in all material respects with all applicable laws relating to the employment of personnel and labor. Except as set forth on the Employees Schedule, within the
                                                ------------------
last five years neither the Companies nor any of their Subsidiaries has experienced any strikes, grievances, unfair labor practices claims or other material employee or labor disputes. Neither the Companies nor any of their Subsidiaries has engaged in any unfair labor practice. To the Knowledge of the Companies and the Sellers, no organizational or de-certification effort is presently being made or threatened by, on behalf of, or against any labor union with respect to employees of the Companies or any of their Subsidiaries. With respect to this transaction, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing will be, satisfied. Within the past three years, neither the Company nor any of its Subsidiaries has implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance ("WARN Act"), and no such action will be implemented without advance
  --------
notification to Purchasers.

     5.17 Employee Benefit Plans.
          ----------------------

          (a) Except as set forth on the "Benefit Plans Schedule" attached
                                          ----------------------
hereto, with respect to current or former employees of the Companies and each of their Subsidiaries, neither the Companies nor their Subsidiaries maintains or contributes to or have any actual or potential liability with respect to any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of ERISA (iii) employee welfare benefit plans, (as defined in Section 3(1) of ERISA), or (iv) stock option or stock purchase plans, or material fringe benefit plans or programs, whether in writing or oral and whether or not terminated, other than multiemployer plans (as defined in Section 3(37) of ERISA) (the "Benefit Plans"). Except as set forth on the Benefit Plans Schedule,
             -------------                               ----------------------
neither the Companies nor any of their Subsidiaries has ever contributed to any multiemployer plan, and neither the Companies nor any of their Subsidiaries have ever maintained or contributed to any defined benefit plan (as defined in
Section 3(35) of ERISA). Neither the Companies nor any of their Subsidiaries maintains or contributes to any employee benefit plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code ("COBRA").
                                                                      -----

          (b) The Benefit Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the requirements of applicable laws and regulations, including ERISA and the Code and the nondiscrimination rules thereof. All contributions, premiums or payments under or with respect to the Benefit Plans which are due on or before the Closing Date have been paid on a timely basis.

          (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) with respect to the Benefit Plans have been properly and timely filed with the appropriate government agency.

          (d) With respect to each of the Benefit Plans, (i) except as set forth on the Benefits Plan Schedule, there have been no prohibited transactions as
       ----------------------
defined in Section 406 of ERISA or Section 4975 of the Code and (ii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened, and neither the Companies nor any of their Subsidiaries has any knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

          (e) With respect to each of the Benefit Plans, the Sellers have furnished or made available to Purchasers true and complete copies of (i) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications, (ii) the Form 5500 Annual Report (including all schedules and other attachments for the most recent three years), (iii) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (iv) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

          (f) Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code (i) has been amended to reflect all requirements of the Tax Reform Act of 1986 and all subsequent legislation for which the applicable remedial amendment period has expired and (ii) if applicable, has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Benefit Plan as amended for such changes in the law or has filed an application for a favorable determination letter within the applicable remedial amendment period.

          (g) The Companies have not incurred and have no reason to expect that they will incur, any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA or under the Code with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Companies or any other entity, that together with the Companies is treated as a single employer under Section 414 of the Code, maintain or ever have maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Except as set forth on the Benefit Plans Schedule, no actual or potential withdrawal liability exists with
----------------------
respect to any multiemployer plan to which the Companies or any of their Subsidiaries contribute (or have an obligation to contribute), including without limitation, any liability which would exist if any of the Companies withdrew from all multiemployer plans as of the Closing Date.

     5.18 Insurance. The "Insurance Schedule" attached hereto lists each
          ---------       ------------------
insurance policy maintained by the Companies and each of their Subsidiaries with respect to its properties, assets and business, together with a current list of pending claims against the Companies and their Subsidiaries (other than policies relating to any Benefit Plan). To the Knowledge of the Companies and the Sellers, all of such insurance policies are in full force and effect, and neither the Companies nor any of their Subsidiaries is in default with respect to its obligations under any such insurance policies and neither the Companies nor any of their Subsidiaries has been denied insurance coverage. Except as set forth on the Insurance Schedule, neither the Companies nor any of their
             ------------------
Subsidiaries has any self-insurance or co-insurance programs.

     5.19 Officers and Directors; Bank Accounts. The "Officers, Directors and
          -------------------------------------       -----------------------
Bank Accounts Schedule" attached hereto lists all officers and directors of the
----------------------
Companies and each of their Subsidiaries, and all bank accounts, safety deposit boxes and lock boxes (designating each authorized signatory with respect thereto) for the Companies and each of their Subsidiaries.

     5.20 Affiliate Transactions. Except as disclosed on the "Affiliated
          ----------------------                              ----------
Transactions Schedule" attached hereto, no Insider is a party to any agreement,
---------------------
contract, commitment or transaction with the Companies or any of their Subsidiaries or which is pertaining to the business of the Companies or any of their Subsidiaries or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the Companies or any of their Subsidiaries.

     5.21 Compliance with Laws. Each of the Companies and their Subsidiaries has
          --------------------
complied in all material respects with and is in compliance in all material respects with all applicable laws, regulations and ordinances of foreign, federal, state and local governments and all agencies thereof which are applicable to the business, business practices (including, but not limited to, the Companies' and their Subsidiaries' marketing and sales of their respective products and services) or any owned or leased properties of the Companies or any of their Subsidiaries and to which the Companies or any of their Subsidiaries may be subject, and to the Knowledge of the Companies and the Sellers, no claims have been filed against the Companies or the Companies' Subsidiaries alleging a violation of any such laws or regulations, and none of the Companies or the Companies' Subsidiaries has received notice of any such violations.

     5.22 Disclosure. No representation or warranty contained in this Article V
          ----------                                                  ---------
contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained therein not misleading.

                                   ARTICLE VI

          REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS AND THE
          -------------------------------------------------------------
                                SELLER GUARANTOR
                                ----------------

         As a material inducement to the Purchasers to enter into this Agreement, each of the Sellers and the Seller Guarantor jointly and severally represents and warrants to the Purchasers that:

     6.1 Organization and Corporate Power. Each Seller and the Seller Guarantor
         --------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite such Party's name on the "Organization Schedule."
 ---------------------

     6.2 Authorization of Transactions. Each of the Sellers and the Seller
         -----------------------------
Guarantor has full power, authority and legal capacity to execute and deliver the Transaction Documents to which such Seller or such Seller Guarantor is a party and to consummate the transactions contemplated thereby and hereby. Each of the Sellers and the Seller Guarantor has duly executed and delivered this Agreement, and at the Closing, each of the Sellers and the Seller Guarantor will duly execute and deliver all of the Transaction Documents to which such Seller or Seller Guarantor is a party, and such Transaction Documents constitute, or will constitute, the valid and binding agreements of such Seller and Seller Guarantor, enforceable against such Seller and Seller Guarantor in accordance with their terms.

     6.3 Absence of Conflicts. Neither the execution and the delivery of this
         --------------------
Agreement and the other documents contemplated hereby to which such Seller or Seller Guarantor is a party, nor the consummation of the transactions contemplated hereby and thereby (or the completion of the Merger Transactions and the Spin Offs), shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of,
(d) give any third party the right to terminate or to accelerate any obligation under, (e) result in the creation of any Lien upon the Acquired Stock owned by such Seller, or (f) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, except for the HSR filing and as is not likely to cause, individually or in the aggregate, a Material Adverse Effect with respect to such Seller or Seller Guarantor, under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound or affected, or, except as is not likely to cause, individually or in the aggregate, a Material Adverse Effect with respect to such Seller or Seller Guarantor, any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Seller or Seller Guarantor is subject.

     6.4 Brokerage. Except as set forth on the Brokerage Schedule, there are no
         ---------                             ------------------
claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Seller or Seller Guarantor.

     6.5 Companies Stock. Such Seller holds of record and owns beneficially the
         ----------------
Companies Stock as indicated on the Schedule of Sellers, free and clear of any
                                    -------------------
Liens. Such Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any of the Companies Stock (other than pursuant to this Agreement). Such Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Companies Stock.

                                  ARTICLE VII

          REPRESENTATIONS AND WARRANTIES CONCERNING EACH PURCHASER AND
          ------------------------------------------------------------
                            THE PURCHASER GUARANTOR
                            -----------------------

         As a material inducement to the Sellers to enter into this Agreement, each Purchaser and the Purchaser Guarantor hereby jointly and severally represents and warrants to the Sellers that:

     7.1 Organization and Corporate Power. Each Purchaser and the Purchaser
         --------------------------------
Guarantor is a corporation or partnership (as applicable) duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate or partnership (as applicable) power and authority to enter into this Agreement and the other agreements contemplated hereby to which such Purchaser or Purchaser Guarantor is a party and perform its obligations hereunder and thereunder.

     7.2 Authorization of Transaction. Each of the Purchasers and the Purchaser
         ----------------------------
Guarantor has full power and authority to execute and deliver the Transaction Documents to which such Purchaser or Purchaser Guarantor is a party and to consummate the transactions contemplated hereby and thereby. Each of the Purchasers and the Purchaser Guarantor has duly executed and delivered this Agreement and, at the Closing, each of the Purchasers and the Purchaser Guarantor will duly execute and deliver all of the Transaction Documents to which such Purchaser or Purchaser Guarantor is a party and such Transaction Documents constitute, or will constitute, the valid and binding agreements of such Purchaser or Purchaser Guarantor, enforceable in accordance with their terms.

     7.3 Absence of Conflicts. Neither the execution and the delivery of this
         --------------------
Agreement and the other documents contemplated hereby to which such Purchaser or Purchaser Guarantor is a party, nor the consummation of the transactions contemplated hereby and thereby, shall (a) conflict with, result in a breach of any of the provisions of, (b) constitute a default under, (c) result in the violation of, (d) give any third party the right to terminate or to accelerate any obligation under or (e) require any authorization, consent, approval, execution or other action by or notice to any court or other governmental body, except as is not likely to result, individually or in the aggregate, in a Material Adverse Effect upon such Purchaser or Purchaser Guarantor under the provisions of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Purchaser or Purchaser Guarantor is bound or affected, or except as is not likely to have a Material Adverse Effect on such Purchaser or Purchaser Guarantor, any statute, regulation, rule, judgment, order, decree or other restriction of any government, governmental agency or court to which such Purchaser is subject.

     7.4 Brokerage. There are no claims for brokerage commissions, finders' fees
         ---------
or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchasers or the Purchaser Guarantor.

     7.5 WTO Investor. Each Purchaser is a "WTO Investor" within the meaning of
         ------------
the Investment Canada Act.

     7.6 Financing. At the Closing, the Purchasers will have sufficient funds to
         ---------
effect the transactions contemplated hereby.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

     8.1 Termination. This Agreement may be terminated at any time prior to the
         -----------
Closing:

         (a) by mutual written consent of the Sellers and the Purchasers;

         (b) by the Sellers, if there has been a material misrepresentation or breach on the part of the Purchasers or the Purchaser Guarantor of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the Sellers' obligations to consummate the transactions contemplated hereby unless the Sellers' willful or knowing breach of this Agreement has caused the condition to be unsatisfied;

         (c) by the Purchasers, if there has been a material misrepresentation or breach on the part of any of the Sellers or the Seller Guarantor of the representations, warranties or covenants set forth in this Agreement or if events have occurred which have made it impossible to satisfy a condition precedent to the Purchasers' obligations to consummate the transactions contemplated hereby unless the Purchasers' willful or knowing breach of this Agreement has caused the condition to be unsatisfied; or

         (d) by the Sellers or the Purchasers, if the Closing has not occurred on or prior to January 31, 2002; provided, however, that neither the Purchasers
                                 --------  -------
nor the Sellers shall be entitled to terminate this Agreement pursuant to this
Section 8.1(d) if such Party's willful or knowing breach of this Agreement has
--------------
prevented the consummation of the transactions contemplated hereby at or prior to such time.

     8.2 Effect of Termination. In the event of termination of this Agreement by
         ---------------------
either the Sellers or the Purchasers as provided in Section 8.1, this Agreement
                                                    -----------
shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Sections 10.5 and 10.8 and Article XI shall continue in full force and effect
-------------     ----     ----------
and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE IX

                       INDEMNIFICATION AND RELATED MATTERS
                       -----------------------------------

     9.1 Survival. All representations, warranties, covenants and agreements set
         --------
forth in this Agreement or in any writing or certificate delivered in connection with this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, shareholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to Section 9.2(a)(i), Section
                                             -----------------  -------
9.2(a)(iv) or Section 9.2(c)(i) unless written notice of a claim thereof is
----------    -----------------
delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date" shall mean the
                                      --------------------------
18 month anniversary of the Closing Date; provided that the Applicable
                                          -------- ----
Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 5.10 (Taxes) and Section
                                            ------------             -------
5.17 (Employee Benefit Plans), the Applicable Limitation Date shall be the 30th
----
day after expiration of the statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) applicable to the matter which gave rise to such Loss, (ii) with respect to any Loss arising from or related to any Pre-Closing Environmental Liability, the Applicable Limitation Date shall be the fifth anniversary of the Closing Date, and (iii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 5.1 (Organization and
                                            -----------
Corporate Power), Section 5.3 (Capitalization), Section 5.5 (Absence of
                  -----------                   -----------
Conflicts), Section 5.9(d) (Title to Properties), Section 5.14 (Brokerage),
            --------------                        ------------
Article VI (Representations and Warranties with Respect to Sellers and the
----------
Seller Guarantor), Section 7.1 (Organization and Corporate Power), Section 7.2
                   -----------                                     -----------
(Authorization of Transactions), Section 7.3 (No Violation) or Section 7.5
                                 -----------                   -----------
(Brokerage), there shall be no Applicable Limitation Date (i.e., such representations and warranties shall survive indefinitely).

     9.2 Indemnification.
         ---------------

         (a) Each of the Sellers and the Seller Guarantor shall jointly and severally indemnify the Purchasers, the Purchaser Guarantor and each of their respective officers, directors, shareholders, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any
                            -----------------
such Purchaser Party may suffer, sustain or become subject to, as a result of or relating to:

         (i) the breach of any representation or warranty made by any of the Sellers or the Seller Guarantor contained in this Agreement or any certificate delivered by any of the Sellers or the Seller Guarantor to the Purchasers with respect thereto in connection with the Closing;

         (ii) the breach of any covenant or agreement made by any of the Sellers or the Seller Guarantor contained in this Agreement, the other Transaction Documents, any Exhibit or Schedule hereto or any certificate delivered by any of the Sellers or the Seller

     Guarantor to the Purchasers or the Purchaser Guarantor with respect thereto in connection with the Closing;

          (iii) any Retained Liabilities;

          (iv)  Pre-Closing Environmental Liabilities; and

          (v) the failure of BESI to be in good standing in any jurisdiction in which it is required to be qualified to conduct business on the Closing Date.

          (b) The Purchaser Parties' remedy for any indemnification of Losses under Section 9.2(a) may be satisfied by proceeding against one or more Sellers
      --------------
individually for all or any portion of any such Loss. The indemnification provided pursuant to Section 9.2(a) is subject to the following limitations:
                     --------------

          (i) the Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 9.2(a)(i) or Section 9.2(a)(iv) only if
                              -----------------    ------------------
     the Purchaser Parties give the Sellers written notice thereof within the Applicable Limitation Date;

          (ii) the aggregate amount of all payments made by the Sellers in satisfaction of claims for indemnification pursuant to Section 9.2(a)(i)
                                                            -----------------
     shall not exceed $50,000,000 (the "Cap");
                                        ---

          (iii) the Sellers shall not be liable to indemnify any Purchaser Parties pursuant to Section 9.2(a)(i) unless and until the Purchaser
                         -----------------
     Parties have collectively suffered Losses in excess of a $1,250,000 aggregate basket (the "Basket") (at which point, subject to other
                            ------
     limitations herein, the Sellers will be liable to the Purchaser Parties only for all Losses in excess of such Basket); provided that no claim shall
                                                    -------- ----
     count for purposes of determining the Basket (whether under Section
                                                                 -------
     9.2(b)(iii) or Section 9.2(d)(iii)) unless such claim, or series of
     -----------    -------------------
     related claims, exceeds $50,000 in the aggregate (in which case such claim shall count without regard to such $50,000 threshold); and

          (iv) the Sellers shall not be liable to indemnify any Purchaser Parties for any Loss to the extent accrued, provided or reserved for, or otherwise taken into account in the determination of the Closing Net Tangible Assets Amount or the Closing Accounts Receivable Amount.

          (c) Each of the Purchasers and the Purchaser Guarantor shall jointly and severally indemnify the Sellers, the Seller Guarantor and each of their respective agents, representatives, affiliates, successors and assigns (collectively, the "Seller Parties") and hold each of them harmless from and
                    --------------
against and pay on behalf of or reimburse such Seller Parties in respect of any Loss which any such Seller Party may suffer, sustain or become subject to, as a result of or relating to:

          (i) the breach of any representation or warranty made by the Purchasers or the Purchaser Guarantor contained in this Agreement or any certificate delivered by the Purchasers or the Purchaser Guarantor to the Sellers or the Seller Guarantor with respect thereto in connection with the Closing;

          (ii) the breach of any covenant or agreement made by the Purchasers or the Purchaser Guarantor contained in this Agreement, the other Transaction Documents, any Exhibit or Schedule hereto or any certificate delivered by the Purchasers or the Purchaser Guarantor to the Sellers or the Seller Guarantor with respect thereto in connection with the Closing;

          (iii) the Assumed Liabilities; and

          (iv)  the BESI Guarantees (as hereinafter defined).

          (d) The Seller Parties' remedy for any indemnification of Losses under Section 9.2(c) may be satisfied by proceeding against one or more
      --------------
Purchasers individually for all or any portion of any such Loss. The indemnification provided pursuant to Section 9.2(c) is subject to the following
                                    ---------------
limitations:

          (i) the Purchasers will be liable to the Seller Parties with respect to claims referred to in Section 9.2(c)(i) only if the Seller Parties give
                              ----------------
     the Purchasers written notice thereof within the Applicable Limitation
     Date;

          (ii) the aggregate amount of all payments made by the Purchasers in satisfaction of claims for indemnification pursuant to Section 9.2(c)(i)
                                                            -----------------
     shall not exceed the Cap; and


          (iii) the Purchasers shall not be liable to indemnify any Seller Parties pursuant to Section 9.2(c)(i) unless and until the Seller Parties
                         -----------------
     have collectively suffered Losses in excess of the Basket (at which point, subject to other limitations herein, the Purchasers will be liable to the Seller Parties for all Losses in excess of such Basket).

          (e)   If a party hereto seeks indemnification under this Article IX,
                                                                   ----------
such party (the "Indemnified Party") shall give written notice to the other
                 -----------------
party (the "Indemnifying Party") after receiving written notice of any action,
            ------------------
lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify
                                          -------- ----
the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. In that regard, if any action, lawsuit, proceeding, investigation or other claim shall be brought or asserted by any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Article IX, the Indemnified Party shall promptly notify the
                 ----------
Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto and the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option (subject to the limitations set forth below) shall be entitled to appoint lead counsel of such defense with reputable counsel reasonably acceptable to the Indemnified Party; provided that,
                                                                  -------- ----
if the Indemnifying Party assumes control of such defense, the Indemnifying Party will be fully responsible for all Losses relating to such claims and that it will provide full indemnification to the Indemnified Party for all Losses relating to such claim, and, provided further that, the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim over which the Indemnifying Party seeks to assume control (i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Indemnified Party reasonably believes an adverse determination would be detrimental to or injure the Indemnified Party's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend.

          If the Indemnifying Party is permitted to assume and control the defense and elects to do so, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (ii) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party.

          If the Indemnifying Party shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, injunction or other equitable relief will be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

          (f) Amounts paid to or on behalf of Sellers or Purchasers as indemnification under this Article IX shall be treated as adjustments to the
                           ----------
Purchase Price for Tax purposes, and shall be calculated after giving effect to
(i) any proceeds received from insurance policies covering the Loss that is the subject of the claim for indemnity, and (ii) the actual realized Tax benefit to the Indemnified Party resulting from the Loss that is the subject of the indemnity and of the indemnity payment itself; provided that to the extent that
                                               -------- ----
any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, the Indemnified Party shall make a payment to the Indemnifying Party in the amount of such realized Tax benefit in the year in which it is realized. For purposes of this Article IX, an actual realized Tax
                                           ----------
benefit is an actual reduction in the amount of Taxes payable or a refund of Taxes previously paid.

          (g) Indemnification Procedures for Environmental Cleanup. Any claim
              ----------------------------------------------------
for indemnification arising out of Environmental Cleanup Activities (as defined below) relating to a Pre-Closing Environmental Liability (a "Cleanup Claim")
                                                             -------------
shall be subject to the following procedures in addition to those set forth above in this Section 9.2 (or instead of such procedures, to the extent the such
              -----------
procedures are inconsistent with those set forth in this subsection (g)):

          (i) The party making a Cleanup Claim (the "Cleanup Indemnitee") shall
                                                     ------------------
     notify the indemnifying party (the "Cleanup Indemnitor") of the claim in
                                         ------------------
     writing promptly after learning of the existence of such claim, which notice shall describe in reasonable detail the nature the claim, the amount of the claim (to the extent known and quantifiable), and a reasonably detailed description of the facts giving rise to such claim; provided, however, that the failure to so notify a
                         --------  -------
     Cleanup Indemnitor shall not relieve the Cleanup Indemnitor of its obligations hereunder except to the extent (and only to the extent) such failure shall have prejudiced the Cleanup Indemnitor.

          (ii) Upon receipt of a Cleanup Claim, the Cleanup Indemnitor shall have 60 days in which to acknowledge in writing or to deny that it will undertake responsibility for the principal management of the subject matter of the Cleanup Claim ("Principal Management"). The Cleanup Indemnitee shall
                            --------------------
     cooperate with the Cleanup Indemnitor reasonably to satisfy the Cleanup Indemnitor's reasonable information needs to evaluate the Cleanup Claim, including facilitating the Cleanup Indemnitor's access and ability to conduct such investigation and sampling activity as the Cleanup Indemnitor deems reasonably appropriate. The Cleanup Indemnitor may decline to undertake Principal Management under either of only two conditions: (i) upon notice to the Cleanup Indemnitee of its good faith belief that it does not bear responsibility for the subject matter of the Cleanup Claim; or
     (ii) upon its election not to assume Principal Management despite an admission of responsibility for such Cleanup Claim. The party receiving such a notice of denial shall be entitled immediately to assume Principal Management of the matter. If the Cleanup Indemnitor fails to respond to a Cleanup Claim within the allowed time, it will be deemed to have admitted responsibility for the Cleanup Claim and to have elected not to assume Principal Management with respect to such matter. Notwithstanding the foregoing, to the extent that the circumstances giving rise to the Cleanup Claim present an imminent danger to human health and/or to the environment, and the Cleanup Indemnitee has, if practicable, given written notice of such to the Cleanup Indemnitor and a reasonable opportunity for the Cleanup Indemnitor to respond, the Cleanup Indemnitee may, without prejudice to any rights it may have with respect to the Cleanup Claim, proceed to take appropriate, limited response measures even if the 60-day notice period has not expired, provided that such limited response measures are consistent with the principles set forth in subparts (iv) and (v) below.

          (iii) The party not exercising Principal Management shall be entitled, at its sole cost and expense, to participate reasonably in the management of such Cleanup Claim, including, without limitation (subject to all applicable privileges), receiving copies of all reports, workplans and analytical data prepared for or submitted to governmental agencies, all material notices, letters or documents received from governmental agencies and any other material documentation or correspondence bearing on the Cleanup Claim; notice of material meetings; the opportunity to attend and participate in such meetings; and the right of reasonable consultation with the party exercising Principal Management.

          (iv) The party undertaking Principal Management shall manage the Cleanup Claim in good faith and in a reasonable manner, and any activities connected therewith shall be conducted promptly and concluded expeditiously using commercially reasonable efforts, subject to any schedules and approvals required by law. The Parties agree to cooperate with one another in connection with any Cleanup Claim. The Party exercising Principal Management shall use commercially reasonable efforts to mitigate Losses associated with any Cleanup Claim.

0

           (v) The Party undertaking Principal Management shall be obligated to resolve the Cleanup Claim in a manner that, with respect to any property or facility, (1) attains compliance in a reasonably cost-effective manner with all Environmental Laws, including all cleanup action levels and standards applicable to such property or facility, given its use as of the Closing Date; (2) otherwise complies with all lawful orders and directives of appropriate governmental authorities (subject to the Cleanup Indemnitor's right to challenge or negotiate the appropriateness or scope of such orders and directives in good faith and in compliance with law);
     (3) minimizesdisruption to ongoing operations; and (4) ensures that the facility or property may be used in the future as it was used as of the Closing Date.

           (vi)  "Environmental Cleanup Activities" means any investigation,
                  --------------------------------
     remediation, analysis, cleanup, monitoring or other response to the presence or Release of Hazardous Substances in the environment.

           (vii) The indemnity set forth in this Article IX is Purchasers' sole
                                                 ----------
     and exclusive remedy with respect to Sellers or Seller Guarantor for any and all environmental issues related to the Companies (including, without limitation, Pre-Closing Environmental Liabilities) and Purchasers shall not have any other rights against Sellers or Seller Guarantor under any and all Environmental Laws.

                                   ARTICLE X

                              ADDITIONAL AGREEMENTS
                              ---------------------

      10.1 Continuing Assistance. Subsequent to the Closing, each of the Sellers
           ---------------------
and the Purchasers (at their own cost) shall assist each other (including making records available) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as any audits or litigation that ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

      10.2 Taxes.
           -----

           (a) 338(h)(10) Election.
               -------------------

           (i) Seller Guarantor and the Purchasers will make an election under
      Section 338(h)(10) of the Code (and any corresponding provisions of state, local, or foreign law) (collectively, a "Section 338(h)(10) Election")
                                               ---------------------------
      with respect to the purchase and sale of the shares of Acquired Stock. Sellers shall sign on a timely basis all federal and state forms used to make a Section 338(h)(10) Election requiring its signature, which forms shall be prepared by the Purchaser and provided to BESI Holding in accordance with the Allocation prepared pursuant to Section 10.2(a)(iv)
                                                          -------------------
      below by the Purchasers (or a Person directed to deliver such forms by Purchasers) at least 30 days prior to the required filing date.

          (ii) BESI Holding and Seller Guarantor shall pay any federal, state, local and foreign income tax attributable to the making of a Section 338(h)(10) Election with respect to the Companies and shall indemnify Purchasers and the Companies against any such federal, state, local and foreign income Tax. BESI Holding and Seller Guarantor will also pay (and indemnify Purchasers and the Companies against liability for) any state, local or foreign income Tax attributable to an election corresponding to a Code Section 338(g) election (or which results from making a Code Section 338(g) election for federal income Tax purposes) for the Companies and their Subsidiaries with respect to the purchase and sale of the Acquired Stock where the state, local or foreign Tax jurisdiction (A) does not provide or recognize a Section 338(h)(10) Election or (B) does not apply its provisions corresponding to Code Section 338(h)(10) to the purchase and sale of the Acquired Stock. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) ("Transfer Taxes") incurred in connection with this
                         --------------
     Agreement shall be paid by Purchasers when due other than any such Transfer Taxes which are attributable to or arise out of the Merger Transaction and the Spin Off, all of which Transfer Taxes shall be the liabilities of and be paid by the Sellers. Purchasers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable law, BESI Holding shall, and shall cause its Affiliates to, join, at its own expense, in the execution of any such Tax Returns and other documentation.

          (iii) Promptly following the Closing Date, the Seller Guarantor shall provide to Purchasers any information (including Tax elections made by or on behalf of Sellers) reasonably requested by Purchasers in connection with the preparation of the Allocation pursuant to Section 10.2(a)(iv) below and
                                                   ------------------
     their filing of a Section 338(h)(10) Election.

          (iv) The Purchase Price and other relevant items shall be allocated among the assets of the Companies in accordance with their fair market values as reasonably determined by Purchasers so long as such allocation is in accordance with the guidelines set forth on the "Allocation Schedule."
                                                         -------------------
     Purchasers shall deliver to the Sellers a schedule setting forth the fair market value of the assets and the allocation within 20 days of the date on which the adjustment to the Purchase Price pursuant to Section 2.2 is
                                                            -----------
     finally determined (the "Allocation"), which Allocation shall be binding
                              ----------
     upon the Sellers unless Sellers reasonably believe that such Allocation was not prepared in accordance with the Code and Treasury Regulations promulgated thereunder; provided that, if the Sellers do not object within
                             -------- ----
     20 days after their receipt of the Allocation from Purchasers, such Allocation shall be treated as the agreed upon final Allocation. If the Sellers do object to the Allocation by delivering written notice to the Purchasers within 20 days after Sellers' receipt thereof, the Purchasers and the Sellers shall work in good faith and shall use their best efforts to agree upon a mutually agreeable Allocation; provided that, if the
                                                    -------- ----
     Purchasers and Sellers cannot, within 10 days thereof, agree upon a mutually agreeable Allocation, all items of such Allocation on which the Parties do not mutually agree shall be submitted to a nationally known independent accounting or law firm mutually acceptable to the Purchasers and Sellers (the "Third Party Accountant") for resolution within 10 days of
                       ----------------------
     submission thereto; provided that any such dispute shall be resolved in
                         -------- ----
     favor of the Purchasers unless the Third Party Accountant determines that the Allocation has not been prepared in accordance with the Code and regulations thereunder and that there is no reasonable basis for the Purchasers' position. The number of days included in this Section 10.2(a)(iv) for each of the respective
                           ------------------
     Parties to prepare, object to or agree on (as the case may be) the Allocation shall be reduced on an equitable basis, if necessary, so that the Allocation can be finalized and, if required, the Third Party Accountant can make its determination at least two business days prior to the date on which the Section 338(h)(10) Election is required to be filed. The Purchasers and the Sellers shall file any Tax Returns and any other governmental filings on a basis consistent with such allocation of fair market value.

          (b) Tax Proration. Each of the Sellers and the Seller Guarantor shall
              -------------
reimburse the Purchasers for all Taxes of the Companies and their Subsidiaries with respect to any period (or portion thereof) ending on or before the Closing Date within ten days of payment by the Purchasers or the Companies or their Subsidiaries of such Taxes, except, in the case of non-income Taxes, to the extent such Taxes are reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax) shown on the Actual Closing Net Tangible Assets Amount. The Purchasers shall reimburse the Sellers for any payment made by Sellers for any Taxes of the Companies and their Subsidiaries with respect to any period (or portion thereof) beginning after the Closing Date within 10 days of payment by the Sellers of such Taxes. For purposes of this Section 10.2(b), in the case of
                                                --------------
any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on (or beginning after) the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on (or beginning after) the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on (or beginning after) the Closing Date.

          (c) Tax Sharing Agreements. All Tax sharing agreements or similar
              ----------------------
agreements (other than this Agreement) with respect to or involving the Companies and their Subsidiaries shall be terminated at the time of the Closing and, after the Closing Date, neither the Purchasers (or any of their direct or indirect Subsidiaries or Affiliates) nor the Companies and their Subsidiaries shall be bound thereby or have any liability thereunder.

          (d) Cooperation on Tax Matters. The Parties shall cooperate fully, as
              --------------------------
and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 10.2 and any audit,
                                           ------------
litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Companies and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies and their Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchasers or any of the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Companies or the Sellers, as the case may be, shall allow the other Party to take possession of such books and records

     10.3 Press Releases and Announcements. Prior to the Closing Date, no press
          --------------------------------
releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of the Companies or any of their Subsidiaries shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law, regulation or the rules of any applicable stock exchange; provided that in the event the Purchasers file a registration statement with the
-------- ----
Securities and Exchange Commission, the Purchasers shall be entitled to adequately disclose the transactions contemplated hereby in such registration agreement. After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, shall be issued without the prior consent of the Purchaser Guarantor and the Seller Guarantor (which shall not be unreasonably withheld or delayed).

     10.4 Further Transfers. Each Seller shall execute and deliver such further
          -----------------
instruments of conveyance and transfer and take such additional action as the Purchasers may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchasers of the Acquired Stock, the Acquired Louisiana Assets of BESI, the Acquired Other Assets of BESI and any other transactions contemplated hereby.

     10.5 Specific Performance. Each Party recognizes and affirms that in the
          --------------------
event of a breach of this Agreement by either Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, each Party agrees that the non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Party's obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

     10.6 Expenses. Except as otherwise provided herein, each of the Sellers and
          --------
the Purchasers shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. Upon the Closing of the transactions contemplated by this Agreement, the Purchasers shall reimburse the Sellers for their portion of the filing fee associated with making the filing required under the HSR Act in connection with this transaction. If the transactions contemplated under this Agreement are not consummated, each of the Parties shall bear their own fees and expenses associated with making the filing required under the HSR Act.

     10.7 Exclusivity. Until the first to occur of the Closing and the
          -----------
termination of this Agreement (the "Exclusivity Period"), no Seller shall, and
                                    ------------------
no Seller shall permit any of its employees, officers, directors, shareholders, affiliates (except that negotiations by management of the Companies which have not been authorized by the Sellers shall not, in and of themselves, be deemed a breach of this Section 10.7), financial or legal advisors or any
                           ------------
other Person acting on its behalf to, negotiate with any other Person a possible sale of all or part of the Companies' securities or assets (other than the sale of inventory in the Ordinary Course of Business), whether such transaction takes the form of a sale of stock, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets, or otherwise (an "Acquisition
                                                                   -----------
Proposal"), or provide any information to any other Person concerning the
--------
Companies with a view toward negotiating an Acquisition Proposal. The Sellers hereby represent that the Sellers do not have (and since October 25, 2001, they have not had) any agreement, arrangement, or understanding with respect to any Acquisition Proposal (except for the transactions contemplated by this Agreement), and (b) shall as soon as reasonably practicable (but in any case, within 24 hours) notify the Purchasers if any Acquisition Proposal, or any inquiry or contact with any person or entity with respect thereto, is made. In view of the difficulty of determining damages for a breach of this Section 10.7,
                                                                   ------------
the Parties have agreed that the Purchasers shall be entitled to receive liquidated damages of $2.5 million plus all reasonable out-of-pocket expenses in the event of a breach of this Section 10.7 by the Sellers; provided, however,
                              ------------                 --------  -------
the Purchasers shall provide the Sellers with prior written notice of its payment of or contractual commitment to pay, any fees to their senior lenders in connection with the consummation of the transactions contemplated hereunder.

     10.8 Books and Records. Unless otherwise consented to in writing by the
          -----------------
Sellers and the Purchasers, the Purchasers and the Sellers will not, for a period of seven years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of the Companies acquired by the Purchasers hereunder or retained by any Sellers without first offering to surrender to the other Party such books and records or any portion thereof of which the Sellers or the Purchasers may intend to destroy, alter or dispose. The Purchasers and the Sellers will allow the other Party's representatives, attorneys and accountants access to such books and records, upon reasonable request during such Party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

     10.9 Noncompetition, Nonsolicitation and Confidentiality.
          ---------------------------------------------------

          (a) Noncompetition. In consideration of the mutual covenants provided
              --------------
for herein to the Sellers at the Closing, during the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Noncompete Period"), the Sellers, the Seller Guarantor and their Affiliates
 -----------------
(collectively, the "Noncompeting Parties") shall not engage (whether as an
                    --------------------
owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise), directly or indirectly, in the following activities: (i) equipment rental activities, including, without limitation, the rental of construction and industrial equipment in markets currently serviced or proposed to be serviced by the Companies, or (ii) any other business that the Companies or any of their Subsidiaries conduct as of the Closing Date in the United States or Canada; provided that (i) ownership of less than 2% of the
                         -------------
outstanding stock of any publicly-traded corporation shall not be deemed to be engaging solely by reason thereof in any of its businesses and (ii) this Section
                                                                         -------
10.9(a) shall not prohibit the Sellers or their Affiliates from continuing to
------
conduct their businesses as conducted as of the date hereof (other than the business being sold hereunder). The parties hereto agree that the covenant set forth in this Section 10.9 is reasonable with respect to its duration,
              ------------
geographical area and scope. If the final
judgment of a court of competent jurisdiction declares that any term or provision of this Section 10.9(a) is invalid or unenforceable, the Parties agree
                  --------------
that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (b) Nonsolicitation. Each of the Sellers agrees that, during the
              ---------------
Noncompete Period, such Seller (i) shall not, and shall cause the other Noncompeting Parties to not, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Companies or any of their Subsidiaries at any time prior to the Closing Date or during the Noncompete Period, without the prior written consent of the Companies and (ii) shall not induce or attempt to induce, and shall cause the other Noncompeting Parties to not induce or attempt to induce, any customer or other business relation of the Companies or any of their Subsidiaries into any business relationship which might materially harm the Companies or any of their Subsidiaries. Unless it closes the transactions contemplated hereunder, until October 25, 2002, each of the Purchasers and their Affiliates shall not, and shall use their best efforts not to permit such Purchasers' Affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any person employed by the Companies or their Subsidiaries with whom Purchasers or their Affiliates contacted in connection with the transactions contemplated hereby, without the prior written consent of the Sellers. The term "indirectly" as used in this Section 10.9 is intended to mean any acts authorized or directed
                ------------
by or on behalf of any Seller or any person controlled by such Seller.

          (c) Confidentiality. Each of the Sellers shall, and shall cause the
              ---------------
other Noncompeting Parties to, treat and hold as confidential any information concerning the business and affairs of the Companies or any of their Subsidiaries that is not already generally available to the public (the "Confidential Information"), refrain from using any of the Confidential
 ------------------------
Information except in connection with this Agreement, and deliver promptly to the Purchasers or destroy, at the request and option of the Purchasers, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control; provided that this Section 10.9(c) shall
                                        -------- ----      --------------
not prohibit the Sellers or their Affiliates from continuing to conduct their businesses as conducted as of the date hereof (other than the business being sold hereunder). In the event that any Noncompeting Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers shall cause such Noncompeting Party to notify the Purchasers promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 10.9(c). If, in the absence
                                             --------------
of a protective order or the receipt of a waiver hereunder, any Noncompeting Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Noncompeting Party may disclose the Confidential Information to the tribunal; provided that
                                                                 -------- ----
the Noncompeting Party shall
use his or its commercially reasonable efforts to cooperate with the Purchasers' efforts to obtain an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed.

           (d) Remedy for Breach. Each of the Sellers acknowledges and agrees
               -----------------
that in the event of a breach by any Seller of any of the provisions of this
Section 10.9, monetary damages may not constitute a sufficient remedy.
------------
Consequently, in the event of any such breach, the Companies, the Purchasers and/or their respective Subsidiaries, successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages. In addition, in the event of an alleged breach or violation by any Seller of Section 10.9, the Noncompete Period set forth in such Section 10.9(a)
          ------------                                          ---------------
shall be tolled until such breach or violation has been duly cured.

     10.10 Use of Brambles Name. As promptly as reasonably practicable
           --------------------
subsequent to the Closing, the Purchasers shall use commercially reasonable efforts to cause each of the Companies to cease using the Brambles name or any derivative thereof in any way. Without limiting the foregoing, as promptly as reasonably practicable subsequent to the Closing, the Purchasers shall use commercially reasonable efforts to cause the Companies to (a) change the name of any Company and any Subsidiary of the Companies that includes "Brambles" and (b) remove the Brambles name, any derivative thereof and any logo related thereto from any equipment, vehicles, buildings or other objects on which such name appears. Subject to the foregoing, for a period of six months beginning on the Closing Date, the Sellers grant to the Companies and their Subsidiaries a royalty-free license to use the Brambles and BESI trade names (or any other variation thereof which is used in connection with the operation of the business of the Companies) (collectively the "Marks"), in connection with the provision
                                     -----
of the services that the Companies or their Subsidiaries currently provide. All use of the Marks by the Companies and their Subsidiaries shall inure to the benefit of Sellers. Nothing in this Section 10.10 shall be construed to be a
                                    -------------
transfer or assignment of Sellers' rights in the Marks. The Companies and their Subsidiaries shall maintain quality standards for all permitted uses of the Marks that shall be substantially equivalent to those standards used by the Companies in connection with the Services immediately prior to the Closing Date. If Sellers reasonably find that any services offered or sold by the Companies in connection with or bearing the Marks are not in accordance with such quality standards and so notify the Companies in writing, the Sellers and the Companies will negotiate in good faith and on reasonable terms concerning the corrections to be made to the quality and/or methods of quality control of such services. In the event that the Companies do not implement any agreed-upon corrections within thirty (30) days from when both parties have agreed upon any corrections to be made in order for the standard of quality to be met, the Sellers shall have the right to terminate the license granted in this Section 10.10 and require the
                                               -------------
Companies to discontinue the use of the Marks.

     10.11 Employee Benefit Matters.
           ------------------------

           (a) Employees of the Companies and their Subsidiaries (and their covered dependents) shall continue to participate in the Benefit Plans providing health, dental, vision, life and disability benefits (other than any Benefit Plan that is a cafeteria plan) through the later of the Closing Date or January 31, 2002 (the "Coverage Date") and Sellers agree to
                                           -------------
use their reasonable best efforts to continue in effect the current stop loss policy applicable to group medical coverage under the Benefit Plans through the Coverage Date. Effective as of the day following the Coverage Date, the Purchasers shall offer coverage under their benefits plans, programs, policies and arrangements to nonunion employees of the Companies and their Subsidiaries. To the extent applicable with respect to the Purchasers' plans, employees of the Companies and their Subsidiaries (and their eligible dependents) shall be given credit for their service with the Sellers (i) for purposes of eligibility to participate and vesting (but not for benefit accrual) to the extent such service was taken into account under a corresponding Benefit Plan, and (ii) for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations and shall be given credit for amounts paid under a corresponding Benefit Plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable Purchasers' plans. Notwithstanding the foregoing provisions of this paragraph (a), service or other amounts shall not be credited to employees of the Company and their Subsidiaries (or their eligible dependents) to the extent such crediting would result in duplication of benefits. For periods after the Coverage Date, union employees of the Companies and their Subsidiaries shall be provided with benefits as required by the terms of their respective collective bargaining agreements and, to the extent applicable, shall continue to participate under the multiemployer plans as required under their respective collective bargaining agreements. The Sellers shall retain all liability and obligations under the Benefit Plans relating to the participation thereunder by current and former employees of the Companies and the Subsidiaries (and their covered dependents) provided, however, that the Purchasers shall pay to the Sellers all actual costs incurred by the Sellers and their Affiliates with respect to the participation in the applicable Benefit Plans by employees (net of applicable stop-loss reimbursements and employee contributions) of the Companies and their Subsidiaries (and their eligible dependents) for the period beginning on the day after the Closing Date and ending on the Coverage Date, including, but not limited to claims for medical or health benefits which are incurred during such period. In the case of any hospital stay that commences on or prior to the Closing Date and ends after the Closing Date, the Purchasers shall pay to the Sellers all actual costs incurred by the Sellers and their Affiliates with respect to such hospital stay which are incurred after the Closing Date. For purposes of this Agreement, a medical or health claim shall be deemed to be incurred as of the date the services are performed. The Purchasers shall be responsible for and shall have the liability and obligation to provide continuation coverage required under COBRA (and any applicable state laws) to employees and former employees of the Companies and their Subsidiaries (and their covered dependents) with respect to whom a qualifying event (or other event giving rise to an entitlement to such continuing coverage) occurs after the Closing Date; provided, however, that if a qualifying event (or other event giving rise to an entitlement to continuing coverage) occurs after the Closing Date and on or prior to the Coverage Date with respect to an employee of the Companies or their Subsidiaries (or their covered dependents), the applicable qualified beneficiary shall be provided with COBRA coverage under the applicable Benefit Plan for the period beginning on the date of the qualifying event (or such other event) and ending on the Coverage Date (or such shorter period required by COBRA or other applicable law) and the Purchasers shall pay to the Sellers all actual costs incurred by the Sellers and their Affiliates with respect such coverage. After the Coverage Date, the Sellers and their Affiliates shall have no obligation or responsibility to provide COBRA coverage (or continuing coverage under any applicable state law) under any Benefit Plan or otherwise to any employees or former employees of the Companies and their Subsidiaries (and their covered dependents) with respect to whom a qualifying event (or other event giving rise to an entitlement to such continuing coverage) occurs after the Closing Date. The Sellers and their Affiliates shall retain all liability and obligation to provide COBRA coverage (or continuing coverage under any applicable state law) under any Benefit Plan or otherwise to any employees or former employees of the Companies and their Subsidiaries (and their covered dependents) with respect to whom a qualifying event (or other event giving rise to an entitlement to such continuing coverage) occurs on or prior to the Closing Date.

           (b) Effective as of the Coverage Date, Sellers agree to take all actions that they deem necessary to cause the employees of the Company and their Subsidiaries who are participants in 401(k) plans maintained by Sellers or their affiliates ("Sellers' 401(k) Plans") to have a fully vested and nonforfeitable
             ---------------------
interest in their respective account balances thereunder. Purchasers agree that employees of the Companies and their Subsidiaries who receive an eligible rollover distribution (within the meaning of section 402(f)(2) of the Code) from the Sellers' 401(k) Plans shall, subject to the provisions of section 402 of the Code, be permitted to make a rollover contribution to a 401(k) plan maintained by Purchasers and their affiliates. To the extent that, pursuant to the foregoing provisions of this paragraph (b), an employee of the Companies or their Subsidiaries is eligible to make a rollover contribution of a direct rollover distribution (within the meaning of section 401(a)(31) of the Code and the regulations thereunder) to a 401(k) plan of Purchasers or their affiliates, such rollover contribution may include promissory notes for loans made to such employee under the terms of the Sellers' 401(k) Plans.

     10.12 Retained Matters. The Parties acknowledge and agree that as of the
           ----------------
Closing Date, the Sellers shall retain full and total responsibility for and control of any and all Retained Liabilities and Pre-Closing Environmental Liabilities (the latter being subject to the applicable provisions of Article
                                                                      -------
IX), including certain actions, proceedings, Tax audits or investigations to
--
which Sellers or their Affiliates are subject relating to such Retained Liabilities and Pre-Closing Environmental Liabilities (collectively, the "Retained Matters").
 ----------------

           (a) The Sellers do not have, and following the Closing Date, will not have any claim against the Purchasers or any of their Affiliates for any Loss which the Sellers incur due to any of the Retained Matters; provided, however,
(i) the Sellers may recover from the Purchasers the actual court costs and reasonable attorneys' fees incurred in connection with compelling the cooperation described in this Section 10.12 or otherwise incurred due to a
                              -------------
breach by the Purchasers of its obligations under this Section 10.12. Subject to
                                                       -------------
the applicable provisions of Article IX with respect to Pre-Closing
                             ----------
Environmental Liabilities, the Parties intend that all responsibility for and control of the Retained Matters transfer to or remain with (as the case may be) the Sellers, as of the Closing Date, without further action on the part of the Parties, except for the duties of cooperation described in this Section 10.12.
                                                                -------------

           (b) Subsequent to the Closing, the Purchasers shall, and shall cause their Affiliates (including the Companies) to, reasonably cooperate with and assist the Sellers in their defense of any Retained Matter. Such cooperation shall include, without limitation, retaining documents related to the Retained Matter as the Sellers shall reasonably request and causing employees of the Purchasers or any of their Affiliates (including the Companies) to make themselves available to the Sellers and their counsel during normal business hours, for interviews and depositions relating to the Retained Matters.

           (c) Subject to the applicable provisions of Article IX with respect to Pre-Closing Environmental Liabilities, in taking the actions permitted or required under this Section 10.12, the Sellers shall act, at Sellers' expense,
                    -------------
on behalf of the Purchasers and their Affiliates (including the Companies) and shall have the sole authority (including without limitation, settlement authority and the authority to approve and cause the filing of pleadings, briefs and other documents on behalf of the Purchasers and their Affiliates) and the responsibility for and exercise sole and complete control of the Retained Matters; provided, however, the Sellers shall not have the right to assume
         --------  -------
control of such defense and shall pay the fees and expenses of counsel retained by the Purchasers, if the claim over which the Sellers seek to assume control
(i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, (iii) involves a claim to which the Purchasers reasonably believe an adverse determination would be detrimental to or injure the Purchaser's reputation or future business prospects, or (iv) involves a claim which, upon petition by the Purchasers, the appropriate court rules that the Sellers failed or is failing to vigorously prosecute or defend. Upon the written request of Sellers, the Purchasers shall cause an executive officer of the Purchasers or their Affiliates (including the Companies) (as applicable) to execute documents, including settlement agreements with respect to the Retained Matter, as may be reasonably requested by the Sellers; provided, however, such officer shall not
                                     --------  -------
be obligated to execute any document which, in his good faith belief, is not contrary to applicable law.

     10.13 Lien Releases; Good Standing. Sellers shall, or shall cause their
           ----------------------------
Affiliates or their representatives to, obtain releases of any and all Liens (except Permitted Encumbrances) held by third parties against property of the Companies or any of their Subsidiaries as of the Closing other than Liens associated with an Assumed Liability (which shall include, by way of example, (a) Liens on assets used by the Companies pursuant to operating leases and (b) Liens on assets held by the Companies pursuant to re-rental agreements), all on terms reasonably satisfactory to the Purchasers and their senior lenders. BESI Holding shall, or shall cause its Affiliates or its representatives to, use reasonable best efforts to cooperate with the Companies to promptly cause BESI to be in good standing in any state in which it conducts business as of the Closing Date.

     10.14 Guarantees. Purchasers and the Purchaser Guarantor will cooperate
           ----------
with and use their reasonable best efforts to obtain a full and unconditional release of all BESI Guarantees, including by agreeing to enter into a replacement guarantee in favor of any third party creditor who is a beneficiary of such BESI Guarantee. For purposes of this Agreement, "BESI Guarantees" means
                                                         ---------------
any guarantee, indemnity, performance bond, letter of credit (and any related contract), deposit or other security or contingent obligation in the nature of a financial obligation, including letters of comfort or support entered into or granted by a Seller or any of Affiliates of a Seller (other than any Company or any Subsidiary) with respect to any Assumed Liability; provided that the
                                                       -------- ----
Purchasers and the Purchaser Guarantor shall not be required to post any collateral, grant any security interest or pay any fees with respect to any of the foregoing.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

     11.1 Amendment and Waiver. This Agreement may be amended and any provision
          --------------------
of this Agreement may be waived; provided that any such amendment or waiver
                                 -------- ----
shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchasers and the Sellers. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

     11.2 Notices. All notices, demands and other communications given or
          -------
delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications to each of the Parties shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

Notice to the Sellers and the Seller        with a copy to:
------------------------------------        --------------
Guarantor:
---------

Brambles USA, Inc.                          Mayer Brown & Platt
400 North Michigan Avenue                   190 South LaSalle Street
Suite 610                                   Chicago, Illinois  60603
Chicago, Illinois 60611                     Facsimile:  (312) 701-7711
Facsimile:  (312) 836-0200                  Attention:  James J. Junewicz, Esq.
Attention:  Chief Executive Officer


Notice to the Purchasers and Purchaser      with a copy to:
--------------------------------------      --------------
Guarantor:
---------

NES Equipment Services Corporation          Kirkland & Ellis
NES Rental Equipment, L.P.                  200 East Randolph Drive
c/o National Equipment Services, Inc.       Chicago, Illinois  60601
1603 Orrington Avenue, Suite 1600           Facsimile:  (312) 861-2200
Evanston, Illinois  60201                   Attention:  Sanford E. Perl, Esq.
Facsimile:  (847) 733-1078
Attention:  Chief Executive Officer

     11.3 Binding Agreement; Assignment. This Agreement and all of the
          -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither
                                                       -------- ----
this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Seller without the prior written consent of Purchasers or by Purchasers (except as otherwise provided in this Agreement) without the prior written consent of each Seller. Without limiting the generality of the foregoing:

          (a) the Purchasers may at any time prior to the Closing, at its sole discretion, assign, in whole or in part, their rights and obligations pursuant to this Agreement to one or more of its wholly-owned Subsidiaries or any of its Affiliates;

          (b) the Purchasers may assign their rights under this Agreement for collateral security purposes to any lender providing financing to the Purchasers, the Companies, or any of their Affiliates and any such lender may exercise all of the rights and remedies of the Purchasers hereunder; and

          (c) the Purchasers may assign their rights under this Agreement, in whole or in part, to any subsequent purchaser of the Companies or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise);

provided that in the event of such an assignment, the Purchasers shall remain
-------- ----
liable for their obligations and liabilities under this Agreement.

     11.4 Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     11.5 No Strict Construction. The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

     11.6 Captions. The captions used in this Agreement are for convenience of
          --------
reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement.

     11.7 Entire Agreement. This Agreement and the documents referred to herein
          ----------------
contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

     11.8 Counterparts. This Agreement may be executed in multiple counterparts,
          ------------
each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     11.9 Governing Law. All questions concerning the construction, validity and
          -------------
interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     11.10 Parties in Interest. Nothing in this Agreement, express or implied,
           -------------------
is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

     11.11 Schedules. The Purchasers agree that any disclosure by the Sellers in
           ---------
any Schedule attached hereto shall not establish any threshold of materiality. At any time up to and including the Closing, the Sellers may deliver to the Purchasers updates of the Sellers' Schedules. Any such updates shall not be taken into consideration for purposes of determining whether or not, for purposes of Section 3.1(a), the representations and warranties set forth in
            --------------
Article V and Article VI are true and correct in all material respects as though
---------     ----------
made on the Closing Date. However, with respect solely to the disclosure of events which arise following the execution of this Agreement, if the Closing takes place, Sellers' Schedules shall be deemed amended to include any such update and any breach of a representation or warranty disclosed in such update, shall thereupon be deemed cured.

     11.12 Disclaimer. Each of the Parties disclaims any representations or
           ----------
warranties, except as specifically set forth in this Agreement. Specifically, the Sellers disclaim any representation or warranty with respect to any information concerning the Sellers or the Companies not expressly represented and warranted to in this Agreement, including, without limitation, (a) the information set forth in the Confidential Information Memorandum, dated as of September 2001, distributed by Deutsche Bank with respect to the Companies, (b) any information regarding the Companies provided at any management presentation related to the transaction contemplated by this Agreement, (c) any information made available through the data room process, and (d) any financial projection or forecast relating to the Companies. With respect to such projection or forecast delivered by or on behalf of the Sellers to the Purchasers, the Purchasers acknowledge that (x) there are significant uncertainties inherent in such projections and forecasts and (y) the Purchasers are familiar with such uncertainties and take full responsibility for making their own evaluation of the adequacy and accuracy of all such projections and forecasts. The Purchasers hereby acknowledge that they shall not have any claim against the Sellers (or any of their officers, directors or employees), and the Sellers shall not be liable to the Purchasers with respect to any such disclaimed information, including without limitation, the Confidential Information Memorandum or any financial projection or forecast relating to the Companies.

     11.13 Guaranty. The Purchaser Guarantor hereby irrevocably and
           --------
unconditionally guarantees the full and prompt performance of the foregoing obligations of the Purchasers set forth under this Agreement. The Seller Guarantor hereby irrevocably and unconditionally guarantees the full and prompt performance of the foregoing obligations of the Sellers set forth under this Agreement.

                                   * * * * *

          IN WITNESS WHEREOF, the Parties have executed this Purchase Agreement as of the date first written above.

                                        NATIONAL EQUIPMENT SERVICES, INC.



                                        By:_____________________________________

                                        Its:____________________________________



                                        NES EQUIPMENT SERVICES CORPORATION



                                        By:_____________________________________

                                        Its:____________________________________



                                        NES EQUIPMENT RENTAL, L.P.

                                        By:    NES Indiana Partners, Inc.

                                        Its:   General Partner


                                        By:_____________________________________

                                        Its:____________________________________



                                        BRAMBLES U.S.A., INC.



                                        By:_____________________________________

                                        Its:____________________________________


                     [Signature Page to Purchase Agreement]

                                                BRAMBLES CANADA INC.



                                                By:_____________________________

                                                Its:____________________________



                                                BRAMBLES EQUIPMENT SERVICES
                                                HOLDING, INC.



                                                By:_____________________________

                                                Its:____________________________


                     [Signature Page to Purchase Agreement]

                                       S-2